UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EnerNOC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2012

To Our Stockholders:

You are cordially invited to attend the 2012 annual meeting of stockholders of EnerNOC, Inc. to be held at 2:00 p.m., local time, on Wednesday, June 6, 2012, at our corporate offices located at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110.

The attached notice of annual meeting and proxy statement describe the matters to be presented at the annual meeting and provide information about us that you should consider when you vote your shares.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Thank you for your continued support.

Sincerely,

Timothy G. Healy
Chairman of the Board and Chief Executive Officer

ENERNOC, INC.

101 Federal Street, Suite 1100

Boston, Massachusetts 02110

(617) 224-9900

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:00 p.m. Local Time

DATE: June 6, 2012

PLACE: EnerNOC Corporate Offices, 101 Federal Street, Suite 1100, Boston, Massachusetts 02110. Directions to the meeting location are available at our website at www.enernoc.com. Our website and the information contained therein are not incorporated into this proxy statement.

PURPOSES:

1.	To elect two members to our board of directors to serve as Class II directors, for a three-year term expiring in 2015;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of EnerNOC, Inc. common stock at the close of business on April 13, 2012. A list of stockholders of record will be available at the annual meeting and during the ten days prior to the annual meeting at our corporate offices located at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Samuels
Secretary

Boston, Massachusetts

April 26, 2012

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

ENERNOC, INC.

101 FEDERAL STREET, SUITE 1100

BOSTON, MASSACHUSETTS 02110

(617) 224-9900

PROXY STATEMENT FOR THE ENERNOC, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 6, 2012

This proxy statement, along with the accompanying notice of 2012 annual meeting of stockholders, contains information about the 2012 annual meeting of stockholders of EnerNOC, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 2:00 p.m., local time, on Wednesday, June 6, 2012, at our corporate offices located at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110.

In this proxy statement, we refer to EnerNOC, Inc. as “EnerNOC,” “the Company,” “we” and “us.”

We are sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 26, 2012, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2011 annual report to stockholders, which includes our financial statements for the fiscal year ended December 31, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2012

This proxy statement and our 2011 annual report to stockholders are available for viewing, printing and downloading at http://investor.enernoc.com/annual-proxy.cfm. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2011, or our 2011 Form 10-K, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.enernoc.com. You may also obtain a printed copy of our 2011 Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, EnerNOC, Inc., 101 Federal Street, Suite 1100, Boston, Massachusetts 02110. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 13, 2012, or the record date, are entitled to vote at the annual meeting. On the record date, there were 28,487,064 shares of our common stock outstanding and entitled to vote.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke my Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 5, 2012.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker or other nominee.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of each of the two nominees as Class II directors; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	re-voting by Internet or by telephone as instructed above;

•	notifying EnerNOC’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•

attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current proxy card or telephone or Internet vote is the one that will be counted.

If your shares are held in street name, you should follow the instructions provided by your bank, broker or other nominee.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote by Internet, telephone or at the annual meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

If you hold your shares in street name and you do not indicate how you want your shares voted in the election of directors, your bank, broker or other nominee may not vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on this proposal on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The two nominees to serve as Class II directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, such nominee will submit his or her offer of resignation for consideration by our nominating and governance committee in accordance with our majority vote policy discussed in more detail on page 21 of this proxy statement.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012, the audit committee of our board of directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, American Stock Transfer and Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 2:00 p.m., local time, on Wednesday, June 6, 2012, at our corporate offices located at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110. When you arrive at the annual meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2012 for (a) the named executives who are identified in the Summary Compensation Table on page 34 of this proxy statement, (b) each of our directors and the director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2012 pursuant to the exercise of options or the vesting of restricted stock or restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 28,488,283 shares of common stock outstanding on March 31, 2012.

The address for the directors and executive officers set forth below is c/o EnerNOC, Inc., 101 Federal Street, Suite 1100, Boston, Massachusetts 02110.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Executive Officers
Timothy G. Healy(1)	1,239,738	4.3%
David B. Brewster(2)	1,706,059	5.9%
David M. Samuels(3)	309,293	1.1%
Timothy Weller(4)	78,212	*
Gregg Dixon(5)	349,557	1.2%
Arthur W. Coviello, Jr.(6)	36,642	*
Richard Dieter(7)	69,958	*
TJ Glauthier(8)	47,100	*
Susan F. Tierney(9)	19,346	*
All directors and current executive officers as a group (10 persons)(10)	3,898,751	13.4%
Five Percent Stockholders
Draper Fisher Jurvetson Fund VI, L.P. and its affiliates(11)	1,645,876	5.8%
2882 Sand Hill Road Suite 150 Menlo Park, California 94025
BlackRock, Inc.(12)	1,645,833	5.8%
40 East 52nd Street New York, NY 10022
Brown Capital Management, LLC(13)	1,483,217	5.2%
1201 N. Calvert Street Baltimore, MD 21202

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Includes options to purchase 160,438 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012 and 2,438 shares issuable to Mr. Healy upon vesting of restricted stock units within 60 days of March 31, 2012.

(2)	Includes options to purchase 203,079 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012 and 1,625 shares issuable to Mr. Brewster upon vesting of restricted stock units within 60 days of March 31, 2012.

(3)	Includes options to purchase 49,314 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012 and 1,063 shares issuable to Mr. Samuels upon vesting of restricted stock units within 60 days of March 31, 2012.

(4)	Includes options to purchase 45,712 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012. Mr. Weller resigned as our chief financial officer and treasurer, effective as of the close of business on March 31, 2012. Therefore, no additional equity awards granted to Mr. Weller during his employment with us will vest after March 31, 2012 and 30,000 shares of Mr. Weller’s restricted stock were forfeited upon his termination.

(5)	Includes options to purchase 33,854 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012, 938 shares issuable to Mr. Dixon upon vesting of restricted stock units within 60 days of March 31, 2012 and 700 shares of common stock held by Mr. Dixon’s wife. Mr. Dixon disclaims beneficial ownership of the shares held by his wife.

(6)	Includes options to purchase 13,207 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012.

(7)	Includes options to purchase 29,446 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012.

(8)	Consists of options to purchase 23,784 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012 and 23,316 shares of common stock held by a trust of which Mr. Glauthier and his wife are trustees. Mr. Glauthier disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(9)	Includes 667 shares issuable to Dr. Tierney upon vesting of restricted stock units within 60 days of March 31, 2012.

(10)	See footnotes (1) through (9). Also includes 42,846 shares of common stock held by Kevin Bligh, our chief accounting officer, and options to purchase 4,245 shares of common stock which are or will be immediately exercisable within 60 days of March 31, 2012.

(11)	This information is based solely on Amendment No. 4 to Schedule 13G filed on February 6, 2012 by (i) Draper Associates, Inc., (ii) Draper Associates, L.P., (iii) Draper Fisher Jurvetson Fund VI, L.P., or Fund VI, (iv) Draper Fisher Jurvetson Management Co. VI, LLC, or Fund VI Management, (v) Draper Fisher Jurvetson Partners VI, LLC, or Partners Fund LLC, (vi) Timothy C. Draper, or Draper, (vii) The Timothy Cook Draper 2010 Annuity Trust, or the Draper Annuity Trust, (viii) The Timothy Cook Draper Revocable Trust, or the Draper Revocable Trust, (ix) The Draper Foundation, (x) John H. N. Fisher, or Fisher, (xi) John H. N. Fisher and Jennifer Caldwell Living Trust dated 1/7/00, as amended and restated on 3/27/08, or the Fisher Trust, (xii) Stephen T. Jurvetson, or Jurvetson, (xiii) The Steve and Karla Jurvetson Living Trust dated 8/27/09, or the Jurvetson Trust, and (xiv) JABE, LLC, which reported ownership as of December 31, 2011. These shares include 530,162 shares of common stock held by Fund VI, 14,822 shares of common stock held by Partners Fund LLC, 120,507 shares of common stock held by Draper Associates, L.P., 67,400 shares of common stock held by JABE, LLC, 250,100 shares of common stock held by the Draper Annuity Trust, 343,224 shares of common stock held by the Draper Revocable Trust, 46,451 shares of common stock held by The Draper Foundation, 122,796 shares of common stock held by the Jurvetson Trust, and 150,414 shares of common stock held by the Fisher Trust. Messrs. Draper, Fisher, and Jurvetson are the managing members of Fund VI Management, which is the general partner of Fund VI. On a combined basis, Messrs. Draper, Fisher, and Jurvetson share voting and investment power over the shares owned by Fund VI and Fund VI Management. Messrs. Draper, Fisher, and Jurvetson are also the managing members of Partners Fund LLC. On a combined basis, Messrs. Draper, Fisher, and Jurvetson share voting and investment power over the shares owned by Partners Fund LLC. Messrs. Draper, Fisher and Jurvetson disclaim beneficial ownership of the shares owned by Fund VI, Fund VI Management and Partners Fund LLC, except to the extent of their respective pecuniary interest therein. Mr. Draper is the President of Draper Associates, Inc., which is the general partner of Draper Associates, L.P. In this capacity, Mr. Draper has sole voting and investment power over the shares owned by this entity. Mr. Draper is also the managing member of JABE, LLC and has shared voting and investment power over the shares owned by this entity. Mr. Draper disclaims beneficial ownership of the shares held by Draper Associates, L.P. and JABE, LLC, except to the extent of his pecuniary interest therein. Mr. Draper is trustee of the Draper Annuity Trust and the Draper Revocable Trust, and has sole voting and investment power over the shares owned by those entities. Mr. Draper disclaims beneficial ownership of the shares held by the Draper Annuity Trust and the Draper Revocable Trust, except to the extent of his pecuniary interest therein. Mr. Fisher is a co-trustee of the Fisher Trust and Mr. Jurvetson is a co-trustee of the Jurvetson Trust.

(12)	This information is based solely on Amendment No. 1 to Schedule 13G filed on February 13, 2012 by BlackRock, Inc., which reported ownership as of December 31, 2011.

(13)	This information is based solely on Amendment No. 1 to Schedule 13G filed on February 13, 2012 by Brown Capital Management, LLC, or Brown Capital, which reported ownership as of December 31, 2011. Of the 1,483,217 shares of our common stock deemed beneficially owned, Brown Capital reported sole voting power as to 406,723 shares and sole dispositive power as to all 1,483,217 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 about the securities authorized for issuance under our equity compensation plans, consisting of our Amended and Restated 2003 Stock Option and Incentive Plan, or the 2003 Stock Plan, and our Amended and Restated 2007 Employee, Director and Consultant Stock Plan, or the 2007 Stock Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)(2)
Equity compensation plans approved by security holders	1,840,411	(3)	$15.35	(4)	1,713,410
Equity compensation plans not approved by security holders	—		—		—

Total	1,840,411	(3)	$15.35	(4)	1,713,410

(1)	Consists of shares of our common stock issuable under the 2007 Stock Plan, which includes shares of common stock approved for issuance under the 2007 Stock Plan, plus any shares of common stock represented by awards granted under the 2003 Stock Plan that are forfeited, expire or are cancelled or which result in the forfeiture of shares of common stock back to us on or after the date on which the 2007 Stock Plan became effective, which was May 17, 2007, up to a maximum of 1,000,000 shares. From the effective date of the 2007 Stock Plan through December 31, 2011, options to purchase 351,378 shares of our common stock granted under the 2003 Stock Plan were cancelled. No awards of our common stock are available for issuance under the 2003 Stock Plan.

(2)	On January 1, 2012, in accordance with the provisions of the 2007 Stock Plan, the number of shares available for issuance under the 2007 Stock Plan automatically increased by 520,000 shares.

(3)	Includes 554,269 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2003 Stock Plan, 1,057,122 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2007 Stock Plan and 229,020 shares of our common stock to be issued upon the vesting of restricted stock units granted under the 2007 Stock Plan.

(4)	Weighted-average exercise price relates to outstanding stock options. Restricted stock units are deemed to have an exercise price of zero.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six members, classified into three classes as follows: Richard Dieter and TJ Glauthier serve as Class II directors with a term ending at the 2012 annual meeting; Timothy G. Healy, David B. Brewster and Susan F. Tierney serve as Class III directors with a term ending at the 2013 annual meeting; and Arthur W. Coviello, Jr. serves as a Class I director with a term ending at the 2014 annual meeting.

Our board of directors, upon the recommendation of the nominating and governance committee, has voted to nominate each of Richard Dieter and TJ Glauthier for election to the board of directors as Class II directors at our 2012 annual meeting for a term of three years to serve until the 2015 annual meeting of stockholders, and until their respective successors have been elected and qualified.

The nominees have indicated their willingness to continue to serve if elected. However, if any of the director nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee or nominees designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. Shares represented by all proxies received by our board of directors and not marked as withholding authority to vote for any of the Class II director nominees will be voted FOR the election of the Class II director nominees, unless a nominee is unable or unwilling to serve. A plurality of the shares present, in person or by proxy, and voted on the election of the directors is required to elect each of the nominees to our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW

The following table sets forth each nominee to be elected at the 2012 annual meeting and each continuing director, the year each nominee or director was first elected as a director, the positions currently held by each nominee and each director with us, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director.

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Richard Dieter	Director	2012	II
2007
TJ Glauthier	Director	2012	II
2007
Continuing Directors:
Timothy G. Healy	Chairman of the Board and	2013	III
2003	Chief Executive Officer
David B. Brewster	President and Director	2013	III
2003
Susan F. Tierney	Director	2013	III
2010
Arthur W. Coviello, Jr.	Director	2014	I
2008

No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors, including the nominees to be elected at the 2012 annual meeting, and executive officers, their ages, and the positions currently held by each such person with us immediately prior to the 2012 annual meeting.

Name	Age	Position
Timothy G. Healy	43	Chairman of the Board and Chief Executive Officer
David B. Brewster	40	President and Director
David M. Samuels	49	Executive Vice President
Gregg M. Dixon	40	Senior Vice President of Marketing and Sales
Kevin Bligh	57	Chief Accounting Officer
Arthur W. Coviello, Jr.(1)(3)(4)(5)	58	Director
Richard Dieter(1)(3)(4)	68	Director
TJ Glauthier(1)(2)(3)	68	Director
Susan F. Tierney(2)	60	Director

(1)	Member of the audit committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the compensation committee.

(4)	Member of the mergers and acquisitions committee.

(5)	Lead independent director.

Timothy G. Healy has served as our Chairman of the Board and Chief Executive Officer since June 2003 and co-founded EnerNOC in 2001. During 2001, Mr. Healy worked in the Energy Technology Laboratory for Northern Power Systems, Inc., a company that designs, manufactures, sells and services wind turbines into the global marketplace. Mr. Healy has also held positions with Merrill Lynch, International Fuel Cells (now UTC Power), and Commonwealth Capital Ventures. He also co-founded Student Advantage, which went public in 1999. Mr. Healy holds a Bachelor of Arts in Government and Economics from Dartmouth College and an MBA from the Tuck School of Business at Dartmouth.

Our board of directors has concluded that Mr. Healy should serve as a director as of the date of this proxy statement because he is a visionary and innovator in our industry, has substantial leadership experience in the energy management applications and services sector, is active in the technology community, has an unparalleled understanding of our business, personnel and customers and the markets in which we operate, and is representative of our management. Our board of directors values Mr. Healy’s extensive leadership and energy industry expertise.

David B. Brewster has served as a director and as our President since June 2003 and served as our Chief Operating Officer from June 2003 to January 2008. Mr. Brewster co-founded EnerNOC in 2001. During 2001, Mr. Brewster worked at Beacon Power Corporation, a developer of advanced products and services to support stable, reliable and efficient electricity grid operation. Mr. Brewster has also evaluated emerging energy technologies for Winslow Management Company, an environmentally focused investment management firm, and developed corporate strategies for SolarBank, a global capital fund for the financing of solar energy systems. Mr. Brewster holds a Bachelor of Arts from Wesleyan University, a Master of Environmental Management from Duke University and an MBA from the Tuck School of Business at Dartmouth.

Our board of directors has concluded that Mr. Brewster should serve as a director as of the date of this proxy statement because he is a visionary and innovator in our industry, has extensive regulatory and international experience in the energy management applications and services sector, has substantial perspective on our industry from his dealings with federal and state governments, has an unparalleled understanding of our business, personnel and customers and the markets in which we operate, and is representative of our management. Our board of directors values Mr. Brewster’s extensive regulatory and international expertise.

David M. Samuels has served as our Executive Vice President since February 2008 and, prior to that, served as our Senior Vice President of Strategic Development, General Counsel and Secretary from February 2007 to February 2008 and our Vice President of Strategic Development, General Counsel and Secretary from November 2006 to February 2007. From June 2005 to November 2006, Mr. Samuels served as Vice President of Corporate Development and General Counsel at ThingMagic, Inc., a radio frequency identification company, where he was responsible for certain financings and strategic mergers and acquisitions, general legal matters and human resources. From 2000 to 2001, Mr. Samuels was a director of, and from March 2000 to September 2004 worked as Executive Vice President at, Guardent, Inc., a security services company he co-founded, where he was responsible for strategic financings, mergers and acquisitions, general legal matters and human resources. Mr. Samuels holds a Bachelor of Arts in Economics from Brandeis University and a Juris Doctor from Northeastern University.

Gregg M. Dixon has served as our Senior Vice President of Marketing and Sales since February 2011 and served as our Senior Vice President of Marketing from July 2009 to February 2011. From July 2007 to July 2009, Mr. Dixon served as our Senior Vice President of Sales and Business Development and, prior to that, served as our Senior Vice President of Marketing and Sales from February 2007 to July 2007 and our Vice President of Marketing and Sales from August 2004 to February 2007. From December 2001 to July 2004, Mr. Dixon served as Vice President of Marketing and Sales for Hess Microgen, a leading provider of commercial onsite cogeneration systems and services. From June 1995 to November 2001, Mr. Dixon was a Partner at Mercer Management Consulting, where he advised global Fortune 1000 technology, consumer products, and energy clients on customer and product strategy, economic choice analysis, and new business model development. Mr. Dixon holds degrees in Business Administration and Computer Science from Boston College and is a Certified Energy Manager.

Kevin Bligh has served as our Chief Accounting Officer since November 2009 and, prior to that, served as our Vice President of Finance from October 2007 to November 2009. From July 2005 to October 2007, Mr. Bligh served as an independent consultant, providing financial and accounting guidance to several publicly-traded and privately-held companies. From October 1995 to July 2005, Mr. Bligh served as General Manager and Chief Financial Officer of Blue Raven Technology, Inc. (formerly Pre-Owned Electronics, Inc.), a privately-held computer and technology company, where he was responsible for all financial and treasury functions of the company and day-to-day operational, manufacturing and sales activities. Mr. Bligh’s other previous positions include Chief Financial Officer of Manager Software Products, Inc., a privately-held software company, where he was responsible for all financial and treasury functions of the company, and nine years at Arthur Andersen LLP, where his last position was Senior Manager. Mr. Bligh is a certified public accountant and holds a Bachelor of Science in Accounting from Bentley College.

Arthur W. Coviello, Jr. has served as a director since June 2008. Since February 2011, Mr. Coviello has served as Executive Chairman of RSA, the Security Division of EMC Corporation and a provider of security, risk and compliance solutions. From September 2006, when EMC Corporation acquired RSA Security Inc., through January 2011, Mr. Coviello served as Executive Vice President and President of RSA. Prior to the acquisition of RSA Security Inc. by EMC Corporation, Mr. Coviello served as Chief Executive Officer and on the board of directors of RSA Security Inc. from January 2000 to September 2006 and as acting Chief Financial Officer of RSA Security Inc. from December 2005 to May 2006. He served as President of RSA Security Inc. from March 1999 to September 2006. Mr. Coviello holds a Bachelor of Science in Accounting from the University of Massachusetts.

Our board of directors has concluded that Mr. Coviello should serve as a director as of the date of this proxy statement because he has substantial financial expertise that includes extensive knowledge of the complex financial, operational and international issues facing large companies, significant executive management experience at technology companies and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving in various leadership roles, including chief executive officer and acting chief financial officer, at global technology companies. Through those senior management positions, Mr. Coviello has demonstrated his leadership and business acumen. Our board of directors values Mr. Coviello’s extensive financial and technology industry expertise.

Richard Dieter has served as a director since April 2007. From September 1976 through August 2002, Mr. Dieter served as an Accounting and Audit Partner for Arthur Andersen LLP, an accounting firm, and since August 2002, Mr. Dieter has been assisting Arthur Andersen LLP in the wind-down of its legacy public accounting business. From 1992 to 2001, Mr. Dieter served as chair of the AICPA-SEC International Task Force, and from 1997 to 2002, served as a member of the AICPA’s Auditing Standards Board. Mr. Dieter holds a Bachelor of Science in Business Administration from Boston University and a Master of Science in Accounting from the University of Massachusetts Amherst.

Our board of directors has concluded that Mr. Dieter should serve as a director as of the date of this proxy statement because he has extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his career at Arthur Andersen LLP. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at Arthur Andersen LLP, Mr. Dieter gained substantial management and operational experience. Our board of directors values Mr. Dieter’s extensive financial and accounting expertise.

TJ Glauthier has served as a director since April 2007 and served on our Strategic Advisory Board from May 2005 until April 2007. Mr. Glauthier has served as President of TJG Energy Associates, LLC, a California-based energy consulting firm, since January 2005. From May 2001 to December 2004, Mr. Glauthier served as the Chief Executive Officer and President of the Electricity Innovation Institute, which was an affiliate of the Electric Power Research Institute. From 1999 to 2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, Mr. Glauthier served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget in the Executive Office of the President. Mr. Glauthier also serves on the board of directors of Union Drilling, Inc., a company listed on The NASDAQ Global Market, or NASDAQ Global, that provides contract land drilling services and equipment to oil and gas companies in the United States. Mr. Glauthier holds a Bachelor of Arts in Mathematics from Claremont McKenna College and an MBA from Harvard Business School.

Our board of directors has concluded that Mr. Glauthier should serve as a director as of the date of this proxy statement because he brings to the board substantial energy industry expertise, including expertise in both the public and private sector. He also brings in-depth knowledge of the opportunities and challenges facing global energy companies, specifically with respect to regulatory and financial issues. Mr. Glauthier has a deep understanding of our people, services and culture acquired during his service on our board of directors and, prior to that, as a member of our strategic advisory board. In addition, Mr. Glauthier’s service on another public company board provides him with valuable experience. Our board of directors values Mr. Glauthier’s extensive energy industry expertise.

Susan F. Tierney, Ph.D. has served as a director since February 2010. Since July 2003, Dr. Tierney has served as a Managing Principal of Analysis Group, Inc., an economic, financial and business strategy consulting firm, where she specializes in energy industry issues. Prior to joining Analysis Group, Inc., Dr. Tierney served as Senior Vice President of Lexecon, Inc. (formerly The Economics Resource Group, Inc.), an economic and strategy consulting company, from November 1995 to July 2003. From September 2008 to August 2011, Dr. Tierney served as a director of Evergreen Solar, Inc., a company formerly listed on NASDAQ Global that develops, manufactures and markets solar power products. From June 2007 until November 2009, Dr. Tierney served as a director of Renegy Holdings, Inc., a biomass-to-electricity company that is the successor to Catalytica Energy Systems, Inc., where she had served as a director since December 2001. Dr. Tierney serves as a director of the World Resources Institute, Clean Air Task Force, Clean Air-Cool Planet, and the Alliance to Save Energy.

From 2002 until 2004, she served as chairperson of the board for the Electricity Innovation Institute (a subsidiary of the Electric Power Research Institute, Inc., or EPRI), and she was a director of EPRI from 1998 to 2003 and from 2005 to 2006. From 1993 to 1995, she served as Assistant Secretary for Policy at the U.S. Department of Energy. Prior to her service at the U.S. Department of Energy, she held various positions in energy and environmental departments in the Commonwealth of Massachusetts from 1982 to 1993, including Secretary for Environmental Affairs and Commissioner of the Department of Public Utilities. She was an assistant professor at the University of California, Irvine from 1978 to 1982. Dr. Tierney received her Ph.D. and Master of Arts in regional planning and public policy from Cornell University and her Bachelor of Arts from Scripps College.

Our board of directors has concluded that Dr. Tierney should serve as a director as of the date of this proxy statement because she brings to the board a wealth of complex energy industry expertise in both the public and private sector, specifically with respect to energy policy matters. Dr. Tierney also has unique and valuable insight into the challenges and strategies relevant to the energy industry as a whole, and to EnerNOC in particular, a deep understanding of the demand response industry, business acumen and significant analytical skills from years of experience as a consultant. In addition, her service on another public company board provides her with valuable experience. Our board of directors values Dr. Tierney’s extensive energy industry expertise.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

We believe that good corporate governance is important to ensure that EnerNOC is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our current committee charters, policy on security holder communications with directors and corporate code of conduct and ethics described below are available in the “Investors” section of our website located at www.enernoc.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, c/o EnerNOC, Inc., 101 Federal Street, Suite 1100, Boston, Massachusetts 02110.

Board Determination of Independence

Under applicable director independence standards of The NASDAQ Stock Market LLC, or NASDAQ, a director only will qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Arthur W. Coviello, Jr., Richard Dieter, TJ Glauthier or Susan F. Tierney, or any of their respective family members, has a relationship with the Company, its senior management or its independent registered public accounting firm which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under NASDAQ rules. In making this determination, our board of directors considered relationships that each non-employee director has with the Company, their beneficial ownership of our outstanding common stock and all other facts and circumstances our board of directors deemed relevant in determining their independence. The Company determined that Timothy G. Healy and David B. Brewster are not “independent directors” as defined under NASDAQ rules due to their employment with the Company.

The independent directors have selected Mr. Coviello to serve as our lead independent director.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors. The independent directors of the board of directors met in executive session three times during the fiscal year ended December 31, 2011, which we refer to as fiscal 2011.

Board Meetings and Attendance

The board of directors met eleven times during fiscal 2011, either in person or by teleconference, and took action by unanimous written consent one time. Each director who served as a director during fiscal 2011 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2011 that he or she served as a director, with the exception of Dr. Tierney, and (2) the total number of meetings held by all board committees during the period of fiscal 2011 that he or she served as a member of such committees. Average overall attendance at the aggregate of all meetings of our board of directors and committees held during fiscal 2011 was over 90%.

The board of directors has adopted a policy under which each member of the board of directors is encouraged to attend each annual meeting of our stockholders. Five of our six directors attended our 2011 annual meeting of stockholders.

Committees of the Board of Directors

The board of directors has the following standing committees: audit committee, compensation committee, nominating and governance committee, and mergers and acquisitions committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. Each committee reviews the appropriateness of its charter at least annually and holds executive sessions as it deems appropriate. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Our board of directors has determined that all of the members of each of our board of directors’ four standing committees are independent as defined under the NASDAQ rules, including, in the case of all members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and are qualified to serve as directors.

Audit Committee.    As described more fully in its charter, the audit committee has the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, consider matters relating to accounting policy and internal controls, and review the scope of annual audits. Specifically, in fulfilling its role, the audit committee’s responsibilities include:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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discussing with management our major financial and operational risks and exposures and the steps management has taken or will take to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and approving all related person transactions; and

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns.

The members of the audit committee are Messrs. Coviello, Dieter and Glauthier. The board of directors has elected Mr. Dieter as the chairman of the audit committee and has determined that, based on Mr. Dieter’s significant experience and background in the practice of public accounting, he qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. The audit committee met eleven times during fiscal 2011, either in person or by teleconference.

Compensation Committee.    Our compensation committee reviews and makes recommendations to our board of directors regarding our compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Specifically, the compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

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evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the independent members of the board of directors the compensation of our chief executive officer;

•	annually reviewing and making recommendations to our board of directors with respect to the compensation of our directors and executive officers;

•	overseeing and administering our equity-based compensation and incentive plans;

•	approving and overseeing reimbursement policies for directors, executive officers and key employees;

•	recommending to the board of directors that our stockholders approve, on an advisory basis, the compensation of our named executives, as disclosed in our proxy statements;

•	recommending to the board of directors the frequency of holding a vote on the compensation of our named executives;

•	reviewing and recommending the Compensation Discussion and Analysis for inclusion in our proxy statements; and

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reviewing all compensation policies and practices for all of our employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on our business.

The compensation committee may delegate authority to one or more subcommittees as it deems appropriate. The compensation committee has delegated to Timothy G. Healy, our chairman and chief executive officer, the authority to grant equity awards under our 2007 Stock Plan to our non-executive employees and our consultants, based on an aggregate number of equity awards, and subject to certain other limitations, as previously approved by our board of directors.

In late 2010, our compensation committee engaged Connell & Partners, or Connell, an independent compensation consulting firm, to conduct an annual review and analysis of our executive officer and director compensation programs and long-term incentive plan for our executive officers and directors. In connection with this review, Connell provided a comprehensive report consisting of market data and analysis in making compensation recommendations, as more fully described below under the heading “Compensation Discussion and Analysis.” Our chief executive officer preliminarily considered Connell’s recommendations and then participated in presenting those recommendations to our compensation committee. Our chief executive officer did not participate in the presentation or decision making process with respect to his compensation.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation for fiscal 2011 are described below under the heading “Compensation Discussion and Analysis.” We expect that our compensation committee will continue to periodically engage Connell or another independent executive compensation consultant to provide advice and resources to our compensation committee.

The members of the compensation committee are Messrs. Coviello, Dieter and Glauthier. Mr. Glauthier serves as the chairman of the compensation committee. The compensation committee met seven times during fiscal 2011, either in person or by teleconference. During fiscal 2011, each member of the compensation committee was a “non-employee director,” as defined under applicable SEC rules and regulations.

Nominating and Governance Committee.    The nominating and governance committee’s role is to make recommendations to the board of directors as to the size and composition of the board of directors and its committees, and to evaluate and make recommendations as to potential candidates. Specifically, the nominating and governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

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annually reviewing, for each of our directors and nominees, the particular experience, qualifications, attributes or skills that contribute to the conclusion of the board of directors that the person should serve or continue to serve as a director, as well as how the directors’ skills and backgrounds enable them to function well together as a board;

•	developing and recommending to the board of directors a corporate code of conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board of directors and management.

The nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of the stockholders.

The members of the nominating and governance committee are Mr. Glauthier and Dr. Tierney. Dr. Tierney serves as the chairperson of the nominating and governance committee. The nominating and governance committee met two times during fiscal 2011, either in person or by teleconference.

Mergers and Acquisitions Committee.    The mergers and acquisitions committee is responsible for overseeing matters relating to potential mergers, acquisitions, strategic investments and divestitures. Specifically, the mergers and acquisitions committee’s responsibilities include:

•	reviewing, and providing guidance to management and the board of directors with respect to, the Company’s acquisition, investment and divestiture strategies;

•	assisting management and the board of directors with the identification of acquisition, investment and divestiture opportunities;

•	advising management and overseeing the board of directors’ due diligence process with respect to proposed acquisitions, investments and divestitures;

•	reviewing acquisition, investment and divestiture candidates with management, when and as appropriate;

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considering proposed acquisitions, investments or divestitures involving a total purchase price as estimated by management not in excess of $10 million, whether in cash or stock, and, if applicable, approving such transactions on behalf of the board of directors and providing a summary to the board of directors of the activity and the rationale at the next quarterly meeting of the board of directors; provided, however, that the mergers and acquisitions committee has the discretion to require approval by the full board of directors for any acquisition;

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considering and making recommendations to the full board of directors as to proposed acquisitions, investments or divestitures involving a total purchase price as estimated by management in excess of $10 million;

•	providing reports to the board of directors of its meetings and activities on a regular basis; and

•	reviewing and assessing the adequacy of its charter annually and recommending any modifications to the charter, if and when appropriate, to the board of directors for its approval.

The members of the mergers and acquisitions committee are Messrs. Coviello and Dieter. Mr. Coviello serves as the chairman of the mergers and acquisitions committee. The mergers and acquisitions committee met two times during fiscal 2011, either in person or by teleconference.

Director Nomination Process

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and governance committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and governance committee applies the criteria identified in the nominating and governance committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, diversity, absence of conflicts of interest and the ability to act in the interests of all stockholders. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2013 annual meeting of stockholders, it must comply with the procedures set forth in our bylaws and give timely notice of the nomination in writing to our secretary not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mail our proxy statement relating to our 2012 annual meeting of stockholders. For each annual meeting, our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and governance committee, it should submit the recommendation to the nominating and governance committee in writing, by mail, courier or personal delivery. A nominating recommendation must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	number of EnerNOC shares owned by the recommending stockholder and the time period for which such shares have been held;

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if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding EnerNOC; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the board of directors and to the governance of EnerNOC and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of EnerNOC. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of EnerNOC for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of EnerNOC;

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candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•	candidates must have a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience; and

•	candidates must have, and be prepared to devote, adequate time to the board of directors and its committees.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Messrs. Coviello, Dieter and Glauthier. No member of the compensation committee was at any time during fiscal 2011 an officer or employee of EnerNOC (or any of its subsidiaries), or was formerly an officer of EnerNOC (or any of its subsidiaries). During fiscal 2011, no executive officer of EnerNOC served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of EnerNOC; (ii) a director of another entity, one of whose executive officers served on the compensation committee of EnerNOC; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of EnerNOC.

Board Leadership Structure

Our board of directors is currently chaired by our chief executive officer. Our board of directors has also appointed Mr. Coviello as our lead independent director.

The positions of chairman of the board and chief executive officer of the Company have historically been combined, and Mr. Healy currently holds both positions. We currently believe that it is advantageous to have a chairman with an extensive history with and knowledge of the Company, as is the case with our chief executive officer who is also a founder of EnerNOC, as compared to a comparatively less informed independent chairman. We also believe this board leadership structure is currently appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision making processes of the board of directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet without Mr. Healy in attendance, as discussed more fully above under “Executive Sessions of Independent Directors.”

Our board of directors appointed Mr. Coviello as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/chairman of the board. The lead independent director is empowered to, among other duties and responsibilities, preside over board meetings in the absence of the chairman of the board, preside over and establish the agendas for meetings of the independent directors, act as liaison between the chair and the independent directors, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the board of directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the chairman of the board, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the chief executive officer’s extensive history with and knowledge of the Company, and because the lead independent director is empowered to play a significant role in the board of directors’ leadership and in reinforcing the independence of the board of directors, we currently believe that it is advantageous for the Company to combine the positions of chief executive officer and chairman.

Our Board of Directors’ Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of our board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the board of directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the board of directors and the lead independent director assist it in fulfilling that responsibility. The audit committee assists the board of directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the board of directors in its oversight of the evaluation and management of risks related to our compensation policies and practices. In addition, the lead independent director assists in the determination and implementation of responses to any problematic risk management issues and helps ensure the effective independent functioning of the board of directors in its oversight responsibilities.

Diversity

Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and governance committee will consider issues of diversity among the members of the board of directors in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience on the board of directors and its committees.

Communicating with the Board of Directors

Our board of directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of our audit committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 224-9900. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the board of directors at Attn: Security Holder Communications, Board of Directors, EnerNOC, Inc., 101 Federal Street, Suite 1100, Boston, Massachusetts 02110. Communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of EnerNOC that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of EnerNOC, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of ours, such as employees, members of the communities in which we operate our businesses, customers and suppliers, generally;

•	communications that advocate engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to our business or operations.

Corporate Code of Conduct and Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our corporate code of conduct and ethics is available in the “Investors” section of our website at www.enernoc.com. A copy of the corporate code of conduct and ethics may also be obtained, free of charge, from us upon a written request directed to: Investor Relations, c/o EnerNOC, Inc., 101 Federal Street, Suite 1100, Boston, Massachusetts 02110. We intend to disclose any amendment to or waiver of a provision of the corporate code of conduct and ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.enernoc.com.

For more corporate governance information, you are invited to access the “Investors” section of our website available at www.enernoc.com.

Majority Vote Policy

It is the policy of EnerNOC that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our nominating and governance committee. The nominating and governance committee will consider all of the relevant facts and circumstances and recommend to our board of directors the action to be taken with respect to such offer of resignation. Our board of directors will then act on the nominating and governance committee’s recommendation. Promptly following the board of directors’ decision, we will disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2011 of our chief executive officer and other executive officers included in the Summary Compensation Table on page 34. The chief executive officer and these other executive officers are referred to in this proxy statement as our “named executives.” We also describe actions regarding compensation taken before or after fiscal 2011 when it enhances the understanding of our executive compensation program.

Executive Summary

The compensation committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it both encourages our named executives to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

The highlights of our company performance for fiscal 2011 include:

•	we increased our megawatts under management to approximately 7,100 as of December 31, 2011 compared to approximately 5,300 as of December 31, 2010;

•

we increased our commercial, institutional, and industrial demand response customers to approximately 4,900 and sites to approximately 11,400 as of December 31, 2011, compared to approximately 3,600 customers and 8,600 sites as of December 31, 2010;

•	we grew non-demand response revenues by 77% year-over-year, to over $27 million[1]; and

•

we managed over 360 demand response dispatches during the year, representing a 64% increase in dispatches over the 220 dispatches in 2010. We maintained our 2010 average event performance of over 100% based on nominated versus delivered capacity.

The highlights of our executive compensation program for fiscal 2011 and for the year ending December 31, 2012, or fiscal 2012, include:

•

in line with our pay-for-performance philosophy, we offer reasonable employment agreements that do not contain multi-year guarantees for salary increases, non-performance based guaranteed bonuses or equity compensation;

•

in fiscal 2011, variable performance-based compensation accounted for approximately 83% of the total compensation for our chief executive officer and 76% on average for our other named executives. We consider annual performance-based bonus awards and long-term equity incentive awards performance-based because the economic value of these awards is directly dependent upon either the achievement of corporate performance goals or the long-term creation of value for our stockholders through stock price appreciation over the vesting period of equity awards;

[1]

All financial results of EnerNOC included in this proxy statement are presented in accordance with GAAP. For additional information regarding our financial results, please see our 2011 Form 10-K, including Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•

in order to provide long-term incentives for our named executives to continue their employment with us, equity awards generally vest over four years and our compensation committee applied an annual, as opposed to a quarterly or monthly, vesting schedule to such awards granted to our executive officers in fiscal 2011;

•

for fiscal 2011 and fiscal 2012, our compensation committee eliminated the individual performance objectives as a component of annual performance-based bonus awards and instead shifted to annual performance-based awards based entirely on predetermined corporate objectives;

•

for fiscal 2011, we did not meet all of our corporate goals and in line with our pay-for-performance philosophy, our named executives were paid less than their target annual performance-based bonus awards. The total direct compensation paid to our chief executive officer in fiscal 2011 was 42% lower than during the year ended December 31, 2010, or fiscal 2010, and the total direct compensation paid to our other named executives in fiscal 2011 was on average 38% lower than in fiscal 2010;

•	the change of control cash benefits for certain of our named executives are structured on a double-trigger rather than a single-trigger basis;

•	we do not provide any tax gross-up benefits for excise taxes associated with change of control compensation, or otherwise;

•	we provide very few executive fringe benefits. We do not offer access to personal security, private airplanes, financial planning advice, tax preparation services or club memberships;

•

we have responsible internal pay equity practices. For fiscal 2011, our chief executive officer’s total compensation was less than two times our chief financial officer’s total compensation, which reflects internal fairness and an important benchmark to avoid excessive compensation of our chief executive officer;

•	our chief executive officer, Mr. Healy, beneficially owned 4.3% of our common stock as of March 31, 2012, which significantly aligns his interests with those of our stockholders; and

•

for fiscal 2012, our compensation committee required that at least 25% of the annual performance-based bonus awards, if any, payable to our executive officers be paid in shares of our common stock rather than cash, in order to further enhance the link between the creation of stockholder value and short-term or mid-term executive incentive compensation.

Executive Compensation Program Objectives and Philosophy

Our compensation program is designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation program is generally intended to reward the achievement of specified, predetermined corporate goals and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value. In determining our executive officer compensation, we consider generally available compensation data from companies in the energy and technology industries that we believe are generally comparable to us in terms of industry, revenues, market capitalization, growth, and pioneering new industry segments and vertical markets, and against which we believe we compete for executive talent. This peer group of companies is compiled by an independent executive compensation consultant, who is engaged from time to time by our compensation committee to assist our compensation committee in its review of our compensation program, and is collectively reviewed on a periodic basis by our independent executive compensation consultant, compensation committee and certain members of our management.

The compensation committee has approved a compensation philosophy which is intended to bring base salary amounts for our named executives in line with approximately the 50th percentile of the market consensus. Our compensation committee has also approved a compensation philosophy which is intended to bring annual performance-based bonus amounts and long-term incentive compensation for our named executives in line with approximately the 75th percentile of the market consensus. The compensation committee believes that these percentiles are in line with investor expectations and that having a higher percentile for performance-based compensation will motivate management over the longer term. In addition to these percentiles, the compensation committee considers the breadth of responsibilities of each of our executive officers, as well as each executive officer’s contribution to our performance, in determining the appropriate level of compensation. The consensus referred to above consists of the public companies in our peer group set forth below and, when there is a lack of sufficient peer company data for an executive officer’s position, then additional compensation data from a composite of published executive compensation surveys provided by our independent executive compensation consultant, Connell. We refer to both the data derived from this peer group and the compensation data derived from the composite of published executive compensation surveys as the 2011 Connell report, with respect to the Connell analysis presented to our compensation committee in January 2011, and the 2012 Connell report, with respect to the Connell analysis presented to our compensation committee in January 2012.

Peer Group

Connell compiled for us the data for a peer group of publicly-traded clean technology companies, power generation companies, and technology and software services companies, which we refer to as our 2011 compensation peer group. The companies comprising our 2011 compensation peer group were:

•	A123 Systems, Inc.

•	Acme Packet, Inc.

•	American Semiconductor Corp.

•	Art Technology Group, Inc.

•	Aruba Networks, Inc.

•	athenahealth, Inc.

•	Blackboard, Inc.

•	Comverge, Inc.

•	Constant Contact, Inc.

•	Echelon Corp.

•	ESCO Technologies Inc.

•	Evergreen Solar, Inc.
•	GT Solar International, Inc.

•	Isilon Systems, Inc.

•	Maxwell Technologies, Inc.

•	Netezza Corp.

•	NetLogic Microsystems, Inc.

•	NetScout Systems, Inc.

•	NetSuite, Inc.

•	Radiant Systems, Inc.

•	RightNow Technologies, Inc.

•	TeleCommunication Systems, Inc.

•	Terremark Worldwide, Inc.

•	Virtusa Corp.

The composition of our 2011 compensation peer group was different than the peer group that we used in evaluating our named executive compensation components for fiscal 2010 and was updated in order to better represent our market for executive talent. Specifically, our 2011 compensation peer group excluded those companies from our 2010 compensation peer group that:

•

no longer fit the financial criteria that we determined should be utilized in developing our 2011 compensation peer group, particularly due a change in the revenue and market capitalization of those companies;

•	were acquired or were no longer operational prior to the 2011 compensation peer group being established; or

•	our compensation committee concluded were no longer relevant since we did not compete with those companies for executive talent.

We also added several additional clean technology companies to our 2011 compensation peer group, as well as certain other companies with which we compete, which are located in our geographical region or which are similar in size to the Company. The companies in our 2011 compensation peer group had revenues between $91 million to $619 million and market capitalizations between $199 million and $2.2 billion. The compensation committee believes that the 2011 compensation peer group was an appropriate group of our peer companies. Based on the most recent publicly-available fiscal year data of our 2011 compensation peer group, our fiscal 2011 revenue was in the 57th percentile of the fiscal year revenues of our 2011 compensation peer group, our market capitalization was in the 42nd percentile of the market capitalizations of our 2011 compensation peer group and our one-year revenue growth was in the 96th percentile of the one-year revenue growth of our 2011 compensation peer group. The difference in our 2011 compensation peer group as compared to our 2010 compensation peer group did not have any impact on the target percentiles that we used to determine named executive compensation.

Our compensation committee considered the 2011 Connell report, which allowed the compensation committee to better understand where our named executives’ compensation packages stood relative to other similarly situated executive officers in our 2011 compensation peer group, in making its executive compensation recommendations to our board of directors in February 2011. Specifically, in February 2011, based upon the recommendations of the compensation committee, our board of directors approved (i) the annual base salaries of each of our named executives, (ii) the targets for 2011 performance-based bonus amounts applicable to our named executives, and (iii) long-term equity incentive awards issued to our named executives subject to four-year vesting schedules. The compensation committee recommended, and the board of directors approved, these elements of compensation in order to maintain base salary amounts in line with approximately the 50th percentile of the market consensus and to bring or maintain annual performance-based bonus amounts and long-term equity incentive compensation in line with approximately the 75th percentile of the market consensus.

Elements of Compensation

The primary elements of our executive compensation program are:

•	base salary;

•	annual performance-based bonus awards;

•	long-term equity incentive awards, including stock options, restricted stock awards and restricted stock unit awards, which are generally subject to four-year vesting schedules;

•

other benefits, such as contributions to medical and dental insurance, life and disability insurance and a 401(k) plan to which no Company discretionary or matching contribution has been made to date; and

•	severance and change of control payments.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our compensation committee, after reviewing market and peer group information provided by Connell, subjectively recommends to our board of directors what it believes to be an appropriate level and mix of various compensation components to achieve the compensation objectives described above. In determining total compensation, we try to balance short-term cash compensation and long-term equity by offering reasonable base salaries and opportunities for growth through our equity incentive awards. However, because we believe it is important to our success to aggressively pursue long-term goals, to avoid excessive risk taking, and to preserve our cash resources, a significant portion of our named executives’ total compensation is comprised of performance-based bonus awards and long-term equity awards which align the named executives’ incentives with the interests of our stockholders.

Determining and Setting Executive Compensation

Utilizing the philosophy outlined above, our compensation committee reviews and recommends to our board of directors the structure of our executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses, in greater detail, the processes and procedures for the consideration and determination of executive compensation that were in effect for fiscal 2011 and any changes made subsequent to fiscal 2011.

Role of Our Executive Officers

Our executive officers, including our chief executive officer, do not have a role in the decision making process with respect to any compensation or long-term equity incentive awards granted to our named executives, other than to the extent that an executive officer also serves as a director, in which case such director has a limited role in approving the compensation of the other named executives. Any such executive officer who is also a director does not, however, play any role in the determination of his own compensation.

Role of Our Compensation Committee and Board of Directors

Our board of directors appoints the members of its compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive officer and director compensation programs. The compensation committee is composed entirely of independent directors, as defined by Rule 5605(a)(2) of the NASDAQ listing standards. The goal of our compensation committee is to ensure that our compensation program is aligned with our business goals and objectives and that the total compensation paid to each of our executive officers is fair, reasonable and competitive. Our compensation committee periodically reviews and makes recommendations to our board of directors with respect to overall executive compensation determinations, including determinations regarding the compensation of our chief executive officer, as described below. Our compensation committee also reviews and makes recommendations to our board of directors regarding any long-term equity incentive awards granted to our executive officers, including our chief executive officer.

For fiscal 2011, after taking into account the relevant target percentiles upon which our compensation philosophy is based and the achievement of our predetermined corporate objectives for fiscal 2011, the compensation committee made recommendations to our board of directors, who ultimately approved annual performance-based bonus targets and awards for each of our named executives, including our chief executive officer.

Our board of directors considers and has final approval over the recommendations of the compensation committee regarding the compensation of our named executives, including our chief executive officer.

Advisory Vote on Executive Compensation

At the 2011 annual meeting, our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of stockholder support (over 88% of total votes cast), concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our named executives and encourages long-term retention. Accordingly, the compensation committee determined not to make any significant changes to the executive compensation policies or decisions as a result of the vote. Our compensation committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our named executive officers. As previously disclosed, our board of directors decided that we will include a stockholder advisory vote on the compensation of our named executive officers in our future proxy materials on a triennial basis until the next required vote on the frequency of future advisory votes on the compensation of our named executive officers, which will occur no later than our Annual Meeting of Stockholders in 2017, or until our board of directors otherwise determines a different frequency for such stockholder advisory votes.

Base Salary

Base salary is used to compensate our executive officers based on:

•	experience associated with the position;

•	level of responsibility;

•	skills;

•	knowledge;

•	base salary level in prior years;

•	contributions in prior years; and

•	recommendations made by our independent executive compensation consultant.

The compensation committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

We typically set base salaries for our named executives in our offer letter to the named executive at the outset of employment, except in the case of our chief executive officer and our president, both of whom entered into employment agreements with the Company at the outset of their employment, which have subsequently been amended. None of our named executives is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, from time to time in the discretion of our board of directors, following recommendations of our compensation committee and consistent with our executive compensation program objectives, we evaluate our named executives’ base salaries, together with other components of compensation, for adjustment based on our assessment of their performance and compensation trends in our industry.

In February 2011, the compensation committee recommended to our board, and our board approved, an increase in Messrs. Healy’s, Brewster’s, Samuels’, Weller’s and Dixon’s base salaries from $400,000, $325,000, $300,000, $300,000 and $235,000 to $410,000, $355,000, $330,000, $330,000 and $265,000, respectively. In making its recommendation to the board, the compensation committee determined that it was necessary to increase the base salaries of Messrs. Healy, Brewster, Samuels and Dixon because each of their base salaries were below the 50th percentile of the market consensus, based on the 2011 Connell report, and that these increases were justified based on each of the named executives’ individual performance. After the 2011 increase in base salaries, each of these named executives’ base salaries were closer to, but remained below the 50th percentile of the market consensus. While Mr. Weller’s base salary was above the 50th percentile, the compensation committee and the board determined that it was necessary and prudent to increase Mr. Weller’s base compensation to reflect the breadth of his responsibilities during fiscal 2011.

Total Compensation Comparison.    In fiscal 2011, base salary accounted for approximately 17.4% of total compensation for our chief executive officer and 24.2% on average for our other named executives.

In February 2012, our compensation committee, after factoring in the results of the 2012 Connell report, which included a modified peer group as compared to the 2011 compensation peer group, recommended to our board of directors that the base salaries of our named executives not be increased. All of the named executives except for Mr. Healy were at or above the 50th percentile of the 2012 market consensus; therefore, the compensation committee and the board determined that it was not necessary to increase any of their respective base salaries. While the base salary of Mr. Healy was below the 50th percentile of the 2012 market consensus, the compensation committee determined that it was appropriate to maintain the base salaries of all of our named executives at levels consistent with fiscal 2011.

Annual Performance-Based Bonus Awards

Overview

Currently, all employees, including named executives, are eligible for annual performance-based bonus awards. We provide this opportunity as a way to attract and retain highly skilled and experienced employees and to motivate them to achieve certain performance objectives. The compensation committee recommends to our board of directors, and our board of directors approves, the specific amount of annual performance-based bonuses to be awarded to our named executives, including our chief executive officer and our president, based solely on the achievement of certain predetermined corporate performance objectives. For fiscal 2011, the entire amount of our named executives’ annual performance-based bonus awards was based on the Company’s achievement of certain predetermined financial targets applicable to fiscal 2011, which were set forth in our budget. We believe achievement of any predetermined corporate performance objectives will improve short-term operational financial results and long-term growth and stockholder value consistent with the interests of our stockholders. Annual performance-based bonus awards are generally determined in February of each year following the fiscal year of performance as a means to reward more immediately annual performance.

As a public company, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws, as a result of misconduct, the chief executive officer and chief financial officer may be legally required to reimburse our company for certain bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act compliant clawback policy as soon as the requirements of such clawbacks are more clearly defined by the SEC.

Performance Objectives

At the beginning of fiscal 2011, our board of directors approved specific company-related performance objectives upon which the entire amount of the annual performance-based bonus awards of our named executives, including our chief executive officer and our president, for fiscal 2011 would be determined. The company-related objectives consisted of specified threshold levels of revenue, earnings per share and free cash flow targets applicable to fiscal 2011 and set forth in our 2011 budget, which we used to manage our day to day business. Our board of directors deemed these financial measurements as the best way to measure our corporate performance in fiscal 2011, and, if these measurements were achieved, that the likely result would be an increase in long-term stockholder value. The target levels established in our budget are sensitive financial information that, if publicly disclosed, could hinder our ability to effectively compete against our competitors, or put us at a significant competitive disadvantage in negotiations with third parties. The targets set forth in our budget were set at levels that represented an aggressive level of growth and financial performance with the intent that they would be difficult but achievable. While the Company’s bonus structure historically incorporated individual as well as corporate performance, payout percentages on average over the past four years have been between approximately 66% and 127% of the named executive’s target bonus award opportunity. If the company-related performance objectives were not met, the compensation committee retained discretion to recommend less than 100% of the performance-based annual bonus award targets or to refrain from recommending any bonus and if such goals were exceeded, the compensation committee retained discretion to recommend amounts in excess of the bonus targets.

Annual Performance-Based Bonus Award Targets

Annual performance-based bonus award targets, which are generally set in the first quarter of each fiscal year, are recommended by our compensation committee and approved by our board of directors as a percentage of each named executive’s base salary. In February 2011 and based on the 2011 Connell report, our compensation committee recommended to our board of directors, and our board of directors approved, an increase to each of Mr. Samuels’ and Mr. Weller’s 2011 target bonus amount from 70% and 65%, respectively, to 75% and 70%, respectively, of his respective base salary. While Mr. Samuels’ target bonus amount was above the 75th percentile of the 2011 market consensus and Mr. Weller’s target bonus was slightly above the 75% percentile of the 2011 market consensus, the compensation committee believed that the increase was necessary in order to reflect the breadth of their respective responsibilities and, particularly for Mr. Samuels, justified both because he has several years worth of experience in his role and to reflect his contribution to the success of the Company. The compensation committee did not recommend an increase in the target bonus amounts for Messrs. Healy, Brewster and Dixon in February 2011 because the compensation committee determined, based on the 2011 Connell report, that their target bonus amounts were already at or near the 75th percentile of market consensus, as discussed above under “Executive Compensation Program Objectives and Philosophy.” During fiscal 2011, each of Messrs. Healy, Brewster and Dixon had an annual performance-based bonus award target of 100%, 75% and 115%, respectively, of his respective base salary.

Amount of Annual Performance-Based Bonus Awards Earned in 2011

In February 2012, our compensation committee and our board of directors met to determine the bonus payments for fiscal 2011 performance. Representatives of Connell were also present at this meeting. The compensation committee reviewed the achievement of our 2011 corporate objectives in making its recommendation to our board of directors regarding the amount of annual performance-based bonus awards to be paid to our named executive for performance during fiscal 2011.

For fiscal 2011, the compensation committee determined that we achieved less than 100% of our corporate objectives. After examining our financial and operating results, the compensation committee determined that the amounts of the annual performance-based bonus awards earned by Messrs. Healy, Brewster, Samuels, Weller and Dixon for fiscal 2011 performance were as follows:

Name and Position	2011 Performance-Based Bonus Amount		2011 Performance-Based Bonus Amount (% of Base Salary)	2011 Target Bonus Amount (% of Base Salary)(1)
Timothy G. Healy	$350,000	(2)	85%	100%
Chairman of the Board and Chief Executive Officer
David B. Brewster	$225,000		63%	75%
President
David M. Samuels	$210,000		64%	75%
Executive Vice President
Timothy Weller	$200,000		61%	70%
Chief Financial Officer and Treasurer
Gregg Dixon	$260,000		98%	115%
Senior Vice President of Marketing and Sales

(1)	The 2011 target bonus amounts (as a percentage of base salary) were approved by our board of directors in February 2011. For a more detailed discussion of these 2011 target bonus amounts, see the section below titled “—2011 Executive Bonus Plan.”

(2)	Mr. Healy received 100% of his 2011 performance-based bonus amount earned under the 2011 bonus plan in shares of our common stock at a price per share of $7.80, which represented the closing price of our common stock as reported on NASDAQ Global on March 1, 2012, the third business day after our fiscal 2011 earnings call.

Total Compensation Comparison.    In fiscal 2011, performance-based bonus awards accounted for approximately 14.9% of total compensation for our chief executive officer and 17.0% on average for our other named executives.

2012 Executive Bonus Plan

In February 2012, our compensation committee, after factoring in the results of the 2012 Connell report, recommended to our board of directors, and our board of directors approved, our 2012 executive bonus plan, or the 2012 bonus plan, and our 2013 executive bonus plan, or the 2013 bonus plan. We refer to the 2012 bonus plan and the 2013 bonus plan collectively as the 2012/2013 bonus plans. Pursuant to the 2012/2013 bonus plans, the 2012 and 2013 annual bonus amount for each named executive will be determined based upon our achievement of certain pre-determined revenue, adjusted EBITDA and earnings per share targets applicable to 2012 and 2013, respectively, as set by the board of directors, which we refer to as the targets. Twenty-five percent of each of the 2012 and 2013 bonus amount payable to each named executive for performance in 2012 and 2013, respectively, will be paid in shares of our common stock, such percentage subject to increase to 100% at the election of the named executive, provided that such election was submitted to our executive vice president prior to the close of NASDAQ Global on February 27, 2012 for the 2012 bonus plan and February 29, 2012 for the 2013 bonus plan. The common stock portions of each of the 2012 and 2013 bonus amount were granted on the third business day following our earnings release for the quarter and fiscal year ended December 31, 2011, or March 1, 2012, which we refer to as the grant date, and the number of shares of common stock awarded was based on the closing price of our common stock on the grant date as reported on NASDAQ Global. Should the named executive remain employed by the Company, the common stock portions of each of the 2012 and 2013 bonus amount will vest in full upon certification of the achievement of the targets by the compensation committee, which certification will be finalized between February 1st and March 15th of each year.

The remainder of the 2012 and 2013 bonus amount for the named executives who elect not to receive their entire 2012 and 2013 bonus amount in shares of common stock will be payable in cash subsequent to the certification described above, except for our chief executive officer and chairman, who will receive the remainder of his 2012 and 2013 bonus amount in shares of common stock in early 2013 and 2014, respectively, pursuant to the terms of his employment agreement, as amended.

The 2012/2013 bonus plans deviate from the 2011 executive bonus plan, or the 2011 bonus plan, that our compensation committee recommended to our board of directors, and our board of directors approved, in February 2011 in that each named executive had the option to receive all bonus amounts under the 2011 bonus plan in cash, with the exception of our chief executive officer who received 100% of his 2011 performance-based bonus amount in shares of our common stock. The compensation committee believes that incorporating equity into the 2012/2013 bonus plans will serve to enhance the link between the creation of stockholder value and short-term to mid-term executive incentive compensation. In February 2012, the compensation committee also recommended to the board of directors, and the board of directors approved, the target bonus amounts (as a percentage of base salary) for Messrs. Healy, Brewster, Samuels and Dixon under the 2012 bonus plan, which were the same target bonus percentages approved for fiscal 2011.

Long-Term Equity Incentives

In General.    We provide the opportunity for our named executives to earn long-term equity incentive awards. Long-term equity incentive awards provide our executives with the incentive to continue their employment with us for longer periods of time, which in turn, provides us with greater stability. These awards are also less costly to us in the short-term than cash compensation. Historically, our long-term equity incentive program for our executives has consisted of grants of stock options, restricted stock awards and restricted stock unit awards. In fiscal 2011, our long-term equity incentive program for our executives consisted of restricted stock awards. Equity incentive awards are awarded based on various factors, including the annual report on executive compensation prepared by Connell, responsibilities of the individual executive officer, his past performance, anticipated future contributions, prior equity incentive grants, including the vesting schedule of such prior grants, and the executive’s total cash compensation. It is the intention of the compensation committee to award long-term equity incentives to executives on an annual basis, although more frequent awards may be made at the discretion of the compensation committee, such as in the case of promotions or newly-hired executives.

Stock Options.    The compensation committee believes that stock option awards serve to enhance the link between the creation of stockholder value and long-term executive incentive compensation. We grant all stock options to our named executives at exercise prices equal to the fair market value of our common stock, which is defined under the 2007 Stock Plan as the closing price of our common stock on NASDAQ Global on the date of grant. Stock option grants are generally subject to a four-year vesting schedule, as we believe that time-based vesting provisions reward longevity and the commitment of our named executives.

Restricted Stock and Restricted Stock Unit Awards.    The compensation committee believes that restricted stock and restricted stock unit awards serve as a long-term retention tool for our executive officers and are less dilutive than stock options since a lesser number of shares provide the same value as a greater number of stock options. The compensation committee also believes that restricted stock and restricted stock unit awards motivate our named executives to increase the value of our common stock. Our restricted stock awards granted to our named executives in fiscal 2011, which were issued under our 2007 Stock Plan, were made by our compensation committee based on the factors described below under “2011 Equity Grants.” Restricted stock and restricted stock unit awards are generally subject to a four-year vesting schedule, as we believe that these time-based vesting provisions align executive motivation with long-term achievement, as well as reward longevity and the commitment of our named executives.

2011 Equity Grants.    In February 2011, the compensation committee recommended that our board of directors grant restricted stock awards to all of our named executives, in order to align our named executives’ ownership interests with the long-term interests of our stockholders and to provide an incentive for our named executives to continue their employment with the Company for a long period of time. The compensation committee believed that granting restricted stock to all of our named executives would help as a retention tool if our stock price decreased due to market conditions. In February 2011, our board of directors approved the following restricted stock awards recommended by the compensation committee: a restricted stock award for 85,000 and 45,000 shares to Messrs. Healy and Brewster, respectively, and a restricted stock award for 40,000 shares to each of Messrs. Samuels, Weller and Dixon. The compensation committee based these grants on the 2011 Connell report to maintain the named executives’ long-term incentive compensation at or near the 75th percentile of the market consensus, as discussed above under “Executive Compensation Program Objectives and Philosophy.” The restricted stock award grants in February 2011 vest annually over a four-year vesting schedule, subject to each named executive’s continued employment.

Total Compensation Comparison.    In fiscal 2011, long-term equity incentive awards accounted for approximately 67.7% of total compensation for our chief executive officer and 58.8% of total compensation on average for our other named executives.

Equity Grant Valuation Methodology.    In February 2009, our compensation committee, after factoring in the results of the annual review performed by Connell in early 2009 regarding our executive officer compensation program, recommended to our board of directors, and our board of directors approved, an alternative valuation methodology applicable to any future long-term equity incentives awarded to our executive officers than we used prior to February 2009. Specifically, our board of directors decided in early 2009 to move towards utilizing the “value transfer” model to assign grant date fair value to our long-term equity incentive awards. The value transfer model removes the effects of stock price fluctuations and presents long-term equity incentive awards as a percentage of a company’s outstanding shares, ultimately expressed as a number of shares rather than a dollar value. Prior to February 2009, the approach we used to determine executive officer equity grants used a fixed dollar value and divided that dollar value by the Black-Scholes value of the underlying equity. The board of directors determined in February 2009, based in part on the advice of Connell, that this approach did not effectively align with incentivizing our executive officers to perform well. Specifically, if a fixed dollar value is applied to an equity grant and the price of our common stock declines, then the resulting calculation under this approach would amount to a larger number of shares to be issued to the executive officer than the amount we would have issued had our stock price not declined. Conversely, if our executive officers perform well and our stock price increases, the resulting calculation would amount to fewer shares to be issued to them. We believe that dilutive issuances of shares of our common stock should be avoided if our stock price declines, and that our executive officers should not be disproportionately diluted if our stock price increases.

Since the value transfer model bases grants on the number of outstanding shares, we believe it more appropriately motivates our executive officers and aligns long-term incentives with our stockholders’ interests. Our board of directors believes the value transfer model provides the most equitable and appropriate approach for equity awards because it transfers a proportion of our shares that is consistent with the practices of our peer group companies, independent of share price fluctuations.

Equity Grant Practices.    We typically make grants of equity awards, which are recommended by our compensation committee and approved by our full board of directors, to our executive officers on an annual basis or the commencement of an executive’s employment with us. Annual equity grants made to our executive officers are usually recommended by the compensation committee and approved by the board of directors at regularly scheduled meetings held during the first quarter of each fiscal year, and equity grants to new executive officers are generally approved prior the executive’s first day of employment. The exercise price of each stock option grant to our executive officers is generally the closing price of our common stock on the date of the grant. If the meeting to approve the equity grants to our executive officers is held during the “quiet period” preceding our earnings announcement or any other material announcement, the grant date is the third business day after the “quiet period” ends, and the price is the closing price of our common stock on such date. For instance, our board of directors approved the annual equity awards made to our named executives on February 4, 2011; however, the grant date for those equity awards was February 22, 2011, which was the third business day after we made our earnings announcement.

Ownership Guidelines.    We currently do not require our directors or executive officers to own a particular amount of our common stock. Our compensation committee is satisfied that stock, stock option, restricted stock and restricted stock unit holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interest with those of our stockholders. The compensation committee continues to monitor this issue to determine its application at the Company.

Other Benefits

Our named executives receive the same general health and welfare benefits as all of our other employees, including medical and dental insurance, life and disability insurance and the ability to participate in our 401(k) plan. We did not provide any personal benefits or perquisites in excess of $5,000 to any of our named executives in fiscal 2011.

Severance and Change of Control Payments

We provide protections for our named executives by including severance and change of control provisions in their employment or severance agreements, as the case may be, as well as the equity agreements that the named executives enter into with the Company under our 2007 Stock Plan. We provide these protections in order to attract and retain highly skilled and experienced executive officers, ensure stability and structure, and align the interests of our executives with those of our stockholders. We believe that the change of control and severance provisions applicable to our named executives allow us to remain at a competitive level that is commensurate with our size, industry and sustained performance. None of the agreements with our named executives provide for the gross up of any excise taxes imposed by section 4999 of the Internal Revenue Code of 1986, as amended, or the “code.”

Mr. Healy and Mr. Brewster, if terminated other than for cause, or if they terminate their own employment for good reason, receive severance payments equal to the monthly amount of their annual base salary and the pro-rated monthly amount of their annual performance-based target bonus amount in effect on the date of such termination paid over 20 months. Under the same circumstances, our other named executives receive severance payments equal to 12 months of their annual base salary and their annual performance-based target bonus amount in effect on the date of such termination. We believe that the increased difficulty of finding comparable employment opportunities at the level of chief executive officer or president requires that companies provide longer terms for severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

In the event of a change of control, Mr. Samuels’ and Mr. Dixon’s employment arrangements allow for acceleration of equity awards in the event the named executive is terminated without cause or the executive terminates his employment for good reason. We refer to this type of arrangement as “double trigger” acceleration. The provisions of all of our named executives’ equity agreements, except for Mr. Weller’s equity agreements, provide for accelerated vesting of a certain number of equity awards in the event of a change of control in which we are valued at $75 million or greater. We believe that this combination of double and single trigger equity vesting acceleration mechanisms incentivizes our named executives to achieve predetermined performance goals and rewards them for their part in increasing our value, while contemporaneously incentivizing them to maintain their employment after a friendly change of control. Pursuant to the terms of Mr. Weller’s employment with us, in the event of a change of control, the vesting of all of his outstanding equity awards will be accelerated, regardless of the level at which we are valued and regardless of whether Mr. Weller’s employment terminates subsequent to the change of control. In addition, in the event we terminate Mr. Weller’s employment other than for cause or he terminates his own employment for good reason, the vesting schedule for all of Mr. Weller’s unvested equity awards will be accelerated by six months. We believe that these acceleration provisions were necessary to incentivize Mr. Weller to accept our offer of employment in 2009. Mr. Weller resigned as our chief financial officer and treasurer effective as of March 31, 2012. No amounts were due to Mr. Weller under the terms of his employment with us in connection with his resignation.

Our severance and change of control provisions for our named executives and the definitions of cause, good reason, and change of control are summarized below under “Potential Payments Upon Termination or Change of Control.” Our analysis of our severance and change of control provisions indicates that they are standard and in the range of such terms for similarly situated named executives at other companies.

Executive Compensation

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2011, 2010 and 2009 to (1) our chief executive officer, (2) our chief financial officer, and (3) our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, during fiscal 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Timothy G. Healy	2011	409,096	1,589,500	—	350,000	(2)	2,348,596
Chairman of the Board	2010	401,538	1,429,500	1,797,699	440,000	(3)	4,068,737
and Chief Executive Officer	2009	401,538	450,450	378,836	475,000	(4)	1,705,824

David B. Brewster	2011	354,365	841,500	—	225,000	(5)	1,420,865
President	2010	326,250	771,930	952,780	275,000	(6)	2,325,960
	2009	326,250	300,300	252,557	300,000	(4)	1,179,107

David M. Samuels	2011	327,231	748,000	—	210,000	(5)	1,285,231
Executive Vice	2010	301,154	2,144,250	—	235,000	(6)	2,680,404
President	2009	299,423	404,110	170,848	255,000	(7)	1,129,381

Timothy Weller(8)	2011	327,231	748,000	—	200,000	(5)	1,275,231
Former Chief Financial Officer	2010	301,154	1,286,550	—	220,000	(6)	1,807,704
and Treasurer	2009	126,923	536,400	1,387,716	100,000	(7)	2,151,039

Gregg Dixon	2011	262,249	748,000	—	260,000	(5)	1,270,249
Senior Vice President of	2010	235,904	1,286,550	—	300,000	(6)	1,822,454
Marketing and Sales	2009	231,866	173,250	148,563	320,000	(7)	873,679

(1)	These amounts represent the aggregate grant date fair value for stock awards and option awards for fiscal years 2011, 2010 and 2009, respectively, computed in accordance with Accounting Standards Codification 718, Stock Compensation, or ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Notes 1 and 9 to our audited consolidated financial statements included in our 2011 Form 10-K. See also our discussion in our 2011 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(2)	Mr. Healy received 100% of his 2011 performance-based bonus amount earned under the 2011 bonus plan in shares of our common stock at a price per share of $7.80, which represented the closing price of our common stock as reported on NASDAQ Global on March 1, 2012, the third business day after our fiscal 2011 earnings call.

(3)	Mr. Healy received 100% of his 2010 performance-based bonus amount earned under the 2010 bonus plan in shares of our common stock at a price per share of $24.16, which represented the closing price of our common stock as reported on NASDAQ Global on February 4, 2011, the date of the meeting of our board of directors at which his bonus amount was approved.

(4)	Each of Messrs. Healy and Brewster received 100% of his respective 2009 performance-based bonus amount earned under our 2009 executive bonus plan in shares of our common stock at a price per share of $31.40, which represented the closing price of our common stock as reported on NASDAQ Global on February 4, 2010, the date of the meeting of our board of directors at which his respective bonus amount was approved.

(5)	The amounts shown were paid to each of Messrs. Brewster, Samuels, Weller and Dixon in March 2012 under the 2011 bonus plan.

(6)	The amounts shown were paid to each of Messrs. Brewster, Samuels, Weller and Dixon in February 2011 under the 2010 bonus plan.

(7)	The amounts shown were paid to each of Messrs. Samuels, Weller and Dixon in February 2010 under our 2009 executive bonus plan.

(8)	Mr. Weller resigned as our chief financial officer and treasurer, effective as of the close of business on March 31, 2012.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during fiscal 2011 to each of our named executives.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1) Target	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Timothy G. Healy	2/4/11	2/4/11	410,000	—		—	—	—
	2/22/11	2/4/11	—	85,000	(3)	—	—	1,589,500
David B. Brewster	2/4/11	2/4/11	266,250	—		—	—	—
	2/22/11	2/4/11	—	45,000	(3)	—	—	841,500
David M. Samuels	2/4/11	2/4/11	247,500	—		—	—	—
	2/22/11	2/4/11	—	40,000	(3)	—	—	748,000
Timothy Weller	2/4/11	2/4/11	231,000	—		—	—	—
	2/22/11	2/4/11	—	40,000	(3)	—	—	748,000
Gregg Dixon	2/4/11	2/4/11	304,750	—		—	—	—
	2/22/11	2/4/11	—	40,000	(3)	—	—	748,000

(1)	Reflects the target non-equity incentive plan award amounts under the 2011 bonus plan. For each of Messrs. Healy, Brewster, Samuels, Weller and Dixon, the amounts shown above reflect target award amounts for the full fiscal year. The amounts actually paid to Messrs. Healy, Brewster, Samuels, Weller and Dixon under the 2011 bonus plan are shown above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation please see Notes 1 and 9 to our audited consolidated financial statements included in our 2011 Form 10-K. See also our discussion in our 2011 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(3)	Represents a restricted stock award granted to the named executive.

Employment Agreements

Timothy G. Healy.    Pursuant to Mr. Healy’s second amended and restated employment agreement dated March 1, 2010, as amended, in effect as of December 31, 2011, Mr. Healy was eligible to receive an annual base salary of $410,000 per year.

David B. Brewster.    Pursuant to Mr. Brewster’s second amended and restated employment agreement dated March 1, 2010, in effect as of December 31, 2011, Mr. Brewster was eligible to receive an annual base salary of $355,000 per year.

For a more detailed discussion of these employment agreements, see the section below titled “—Potential Payments Upon Termination or Change of Control.”

2011 Executive Bonus Plan

In February 2011, our compensation committee recommended to our board of directors, and our board of directors approved, the 2011 bonus plan. Pursuant to the 2011 bonus plan, each named executive’s 2011 performance-based bonus award amount was determined based solely upon the achievement of certain predetermined corporate performance objectives. Specifically, each named executive’s 2011 performance-based bonus award amount was based solely upon our achievement of certain revenue, earnings per share and free cash flow targets applicable to fiscal 2011, as set by our board of directors. The bonuses were paid within 90 days of the determination of the 2011 performance-based bonus amounts. Also in February 2011 and in connection with the 2011 bonus plan, the compensation committee recommended to the board of directors, and the board of directors approved, the 2011 target bonus amounts (as a percentage of base salary) applicable to each named executive, as set forth above in the section titled “—Amount of Annual Performance-Based Bonus Awards Earned in 2011.”

Fiscal 2011 Equity Awards

All of the restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under the 2007 Stock Plan. Subject to the terms of the 2007 Stock Plan and the restricted stock agreements issued in connection with these grants, all of the restricted stock awards granted in fiscal 2011 vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 25% of the shares per year thereafter. Some of our restricted stock awards may vest upon certain changes of control and others may vest upon a termination or a termination following a change of control as discussed below under “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options, unvested restricted stock unit awards and unvested restricted stock awards outstanding on December 31, 2011, the last day of fiscal 2011, to each of the named executives.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Timothy G. Healy	15,215	—		0.35	1/11/15
	92,005	—		0.51	12/7/16
	25,000	—		38.13	6/29/17
	42,166	1,834	(2)	31.34	2/20/14
	36,125	14,875	(3)	11.55	2/12/15
	25,000	75,000	(4)	28.59	2/17/16
						1,250	(5)	13,588
						12,187	(6)	132,473
						37,500	(7)	407,625
						85,000	(8)	923,950
David B. Brewster	10,140	—		0.35	1/11/15
	7,428	—		0.51	5/11/16
	88,466	—		0.51	12/7/16
	2,920	—		7.54	2/7/17
	20,000	—		38.13	6/29/17
	19,166	834	(2)	31.34	2/20/14
	24,083	9,917	(3)	11.55	2/12/15
	13,250	39,750	(4)	28.59	2/17/16
						833	(5)	9,055
						8,125	(6)	88,319
						20,250	(7)	220,118
						45,000	(8)	489,150
David M. Samuels	13,022	—		0.51	12/7/16
	17,282	322	(9)	11.47	1/21/14
	16,292	6,708	(3)	11.55	2/12/15
						417	(5)	4,533
						5,312	(6)	57,741
						37,500	(7)	407,625
						40,000	(8)	434,800
Timothy Weller	39,283	40,717	(10)	26.82	8/14/15
						33,750	(7)	366,863
						40,000	(8)	434,800
Gregg Dixon	17,282	322	(11)	11.47	1/21/14
	14,167	5,833	(3)	11.55	2/12/15
						417	(5)	4,533
						4,687	(6)	50,948
						33,750	(7)	366,863
						40,000	(8)	434,800

(1)	Assumes a price per share of our common stock of $10.87, which represents the closing price of our common stock on NASDAQ Global on December 30, 2011.

(2)	This option vested as to 25% of the shares on February 20, 2009 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(3)	This option vested as to 25% of the shares on February 12, 2010 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(4)	This option vested as to 25% of the shares on February 17, 2011 and as to an additional 25% of the shares per year thereafter.

(5)	This restricted stock is subject to our lapsing repurchase right, which lapses as to approximately 50% of the shares per month from January 1, 2012 through February 20, 2012.

(6)	This restricted stock unit vested as to 25% of the shares on February 12, 2010 and as to an additional 11% of the shares per quarter thereafter.

(7)	This restricted stock unit vested as to 25% of the shares on February 17, 2011 and as to an additional 25% of the shares per year thereafter.

(8)	This restricted stock is subject to our lapsing repurchase right, which lapsed as to approximately 25% of the shares on February 22, 2012 and lapses as to an additional 25% of the shares per year thereafter.

(9)	Represents grant of option pursuant to a stock option exchange program offered by the Company that closed on January 21, 2009, or the exchange offer, in exchange for cancellation of options to purchase 12,000 shares and 14,000 shares originally issued on June 29, 2007 and February 20, 2008, respectively, under the 2007 Stock Plan. This option vested as to 10,093 shares on January 21, 2010 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(10)	This option vested as to 6.25% of the shares on August 14, 2010 and as to an additional 2.6% of the shares on the first day of each calendar month thereafter.

(11)	Represents grant of option pursuant to the exchange offer in exchange for cancellation of options to purchase 12,000 shares and 14,000 shares originally issued on June 29, 2007 and February 20, 2008, respectively, under the 2007 Stock Plan. This option vested as to 10,092 shares on January 21, 2010 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

Option Exercises and Stock Vested in Fiscal 2011

The following table shows information regarding exercises of options to purchase shares of our common stock and vesting of restricted stock and restricted stock unit awards held by each named executive during fiscal 2011. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock at the time the options were exercised. The value realized on vesting of restricted stock and restricted stock unit awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Timothy G. Healy	—	—	49,211	945,332
David B. Brewster	—	—	32,184	548,622
David M. Samuels	—	—	28,334	490,250
Timothy Weller	—	—	11,250	202,163
Gregg Dixon	24,920	467,694	22,250	384,449

(1)	The amount shown in this column does not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options. The amount shown represents the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on NASDAQ Global on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into agreements that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive assuming that certain termination or change of control events occur. The tables assume that each event occurred on December 31, 2011, the last day of fiscal 2011, and reflects salaries and bonuses payable on that date. For purposes of the tables below, we have assumed a price per share of our common stock of $10.87, which represents the closing price of our common stock on NASDAQ Global on December 30, 2011.

Termination of Employment and Change of Control Arrangements

Timothy G. Healy, Chairman of the Board and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$683,333	(1)	$0
Performance-Based Target Bonus	$683,333	(2)	$0
Acceleration of Vesting of Equity	N/A		100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A		91,709 shares $0
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A		135,937 shares $1,477,636
Post-Term Benefits	$21,199		N/A
Total:	$1,387,865		$1,477,636

(1)	Amount equals 20 months of annual base salary.

(2)	Amount equals 20 months of pro-rated annual performance-based target bonus.

Pursuant to our second amended and restated employment agreement with Mr. Healy in effect on December 31, 2011, as amended, which we refer to as the Healy agreement, if Mr. Healy’s employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Healy agreement, if Mr. Healy’s employment is terminated by us without cause or by Mr. Healy for good reason, we are required to pay him over 20 months an amount equal to the monthly amount of his annual base salary and the pro-rated monthly amount of his annual performance-based target bonus amount in effect on the date of such termination. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Healy was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Healy under any insurance plans, we are required to pay Mr. Healy such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, pursuant to the Healy agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Healy’s unvested equity awards shall become immediately vested and exercisable.

Under the Healy agreement, good reason means: (i) a substantial reduction in Mr. Healy’s then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Healy’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Healy agreement, without his consent. Under the Healy agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Healy’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Healy of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Healy’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Healy’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under the Healy agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

David B. Brewster, President

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater
Base Salary	$591,667	(1)	$0
Performance-Based Target Bonus	$443,750	(2)	$0
Acceleration of Vesting of Equity	N/A		100% of all unvested equity awards
Number of Stock Options and Value upon Termination	N/A		50,501 shares $0
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A		74,208 shares $806,642
Post-Term Benefits	$21,199		N/A
Total:	$1,056,616		$806,642

(1)	Amount equals 20 months of annual base salary.

(2)	Amount equals 20 months of pro-rated annual performance-based target bonus.

Pursuant to our second amended and restated employment agreement with Mr. Brewster in effect on December 31, 2011, which we refer to as the Brewster agreement, if Mr. Brewster’s employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Brewster agreement, if Mr. Brewster’s employment is terminated by us without cause or by Mr. Brewster for good reason, we are required to pay him over 20 months an amount equal to the monthly amount of his annual base salary and the pro-rated monthly amount of his annual performance-based target bonus amount in effect on the date of such termination. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Brewster was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Brewster under any insurance plans, we are required to pay Mr. Brewster such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. Pursuant to the Brewster agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Brewster’s unvested equity awards shall become immediately vested and exercisable.

Under the Brewster agreement, good reason means: (i) a substantial reduction in Mr. Brewster’s then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Brewster’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Brewster agreement, without his consent. Under the Brewster agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Brewster’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Brewster of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Brewster’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Brewster’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under the Brewster agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

David M. Samuels, Executive Vice President

	Termination	Change of Control
Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason
Base Salary	$330,000(1)	$0	$330,000(1)
Performance-Based Target Bonus	$247,500(2)	$0	$247,500(2)
Acceleration of Vesting of Equity	N/A	Immediate vesting of equity awards that would otherwise vest in the six months following change of control	Immediate vesting of 100% of all equity awards
Number of Stock Options and Value upon Termination	N/A	3,197 shares $0	7,030 shares $0
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A	25,542 shares $277,642	83,229 shares $904,699
Post-Term Benefits	$13,351	N/A	$13,351
Total:	$590,851	$277,642	$1,495,550

(1)	Amount equals 12 months of annual base salary.

(2)	Amount equals the annual performance-based target bonus.

Pursuant to our severance agreement, as amended, with Mr. Samuels in effect on December 31, 2011, which we refer to as the Samuels agreement, if Mr. Samuels’ employment is terminated by us without cause or by Mr. Samuels for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Samuels was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Samuels under any insurance plans, we are required to pay Mr. Samuels such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Samuels’ employment is terminated by us without cause or by Mr. Samuels for good reason following a change of control, the number of equity awards equal to 100% of the unvested equity awards granted to Mr. Samuels shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Samuels’ unvested equity awards shall be accelerated by six months, subject to the further acceleration provisions of the Samuels agreement.

Timothy Weller, Former Chief Financial Officer and Treasurer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control
Base Salary	$330,000(1)	$0
Performance-Based Target Bonus	$231,000(2)	$0
Acceleration of Vesting of Equity	Immediate vesting of equity awards that would otherwise vest in the six months following termination	Immediate vesting of 100% of all equity awards
Number of Stock Options and Value upon Termination	12,858 shares $0	40,717 shares $0
Number of Shares of Vested Stock and Units Received and Value upon Termination	21,250 shares $230,988	73,750 shares $801,663
Post-Term Benefits	$13,351	N/A
Total:	$805,339	$801,663

(1)	Amount equals 12 months of annual base salary.

(2)	Amount equals the annual performance-based target bonus.

Pursuant to our severance agreement with Mr. Weller in effect on December 31, 2011, which we refer to as the Weller agreement, if Mr. Weller’s employment is terminated by us without cause or by Mr. Weller for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Weller was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Weller under any insurance plans, we are required to pay Mr. Weller such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, in the event of such a termination by us without cause or by Mr. Weller for good reason, the vesting schedule for all of Mr. Weller’s unvested equity awards will be accelerated by six months. In the event of a change of control of the Company, the number of equity awards equal to 100% of the total equity awards granted to Mr. Weller shall become immediately vested and exercisable.

Mr. Weller resigned as our chief financial officer and treasurer effective as of March 31, 2012. We paid no severance amounts to Mr. Weller under the terms of his severance agreement or otherwise in connection with his resignation. Pursuant to the terms of Mr. Weller’s equity awards, these awards ceased vesting as of the date of his resignation and will remain exercisable for three months following his resignation.

Gregg Dixon, Senior Vice President of Marketing and Sales

	Termination		Change of Control
Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason
Base Salary	$265,000	(1)	$0	$265,000(1)
Performance-Based Target Bonus	$304,750	(2)	$0	$304,750(2)
Acceleration of Vesting of Equity	N/A		Immediate vesting of equity awards that would otherwise vest in the six months following change of control	Immediate vesting of 100% of all equity awards
Number of Stock Options and Value upon Termination	N/A		2,822 shares $0	6,155 shares $0
Number of Shares of Vested Stock and Units Received and Value upon Termination	N/A		23,542 shares $255,902	78,854 shares $857,144
Post-Term Benefits	$12,719		N/A	$12,719
Total:	$582,469		$255,902	$1,439,613

(1)	Amount equals 12 months of annual base salary.

(2)	Amount equals the annual performance-based target bonus.

Pursuant to our severance agreement with Mr. Dixon in effect on December 31, 2011, which we refer to as the Dixon agreement, if Mr. Dixon’s employment is terminated by us without cause or by Mr. Dixon for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Dixon was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Dixon under any insurance plans, we are required to pay Mr. Dixon such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Dixon’s employment is terminated by us without cause or by Mr. Dixon for good reason following a change of control, the number of equity awards equal to 100% of the unvested equity awards granted to Mr. Dixon shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Dixon’s unvested equity awards shall be accelerated by six months, subject to the further acceleration provisions of the Dixon agreement.

Under our severance agreements with Messrs. Samuels, Weller and Dixon, good reason includes (i) a substantial reduction in the named executive’s then current base salary, without the named executive’s consent; or (ii) material and continuing diminution of the named executive’s title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the respective severance agreement without the named executive’s consent. Under our severance agreement with Mr. Weller, good reason also includes the relocation of Mr. Weller’s office more than 50 miles from its current location without Mr. Weller’s consent. Under the severance agreements with Messrs. Samuels, Weller and Dixon, cause includes: (i) willful failure to perform, or gross negligence in the performance of, the named executive’s duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by the named executive of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) the named executive’s breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) the named executive’s conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

Under our severance agreements with Messrs. Samuels, Weller and Dixon, change of control includes (i) the sale of all or substantially all of our assets or our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation. Under our severance agreement with Mr. Weller, change of control also includes a change of the majority of the members of our board of directors as a result of a contested election (not through appointment or election by the stockholders in the ordinary course).

Non-Employee Director Compensation

The following table shows the total compensation paid or accrued during fiscal 2011 to each of our non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Name
Arthur W. Coviello, Jr.(2)	58,500	74,800	133,300
Richard Dieter(3)	72,500	74,800	147,300
TJ Glauthier(4)	74,500	74,800	149,300
Susan F. Tierney(5)	39,000	74,800	113,800

(1)	These amounts represent the aggregate grant date fair value for stock awards granted in fiscal 2011 computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Notes 1 and 9 to our audited consolidated financial statements included in our 2011 Form 10-K. See also our discussion in our 2011 Form 10-K of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation.”

(2)	On February 22, 2011, Mr. Coviello was granted a fully-vested stock award of 4,000 shares of our common stock, the grant date fair value of which was $74,800. As of December 31, 2011, the last day of fiscal 2011, Mr. Coviello held options to purchase 13,207 shares of our common stock, all of which were vested.

(3)	On February 22, 2011, Mr. Dieter was granted a fully-vested stock award of 4,000 shares of our common stock, the grant date fair value of which was $74,800. As of December 31, 2011, the last day of fiscal 2011, Mr. Dieter held options to purchase 29,446 shares of common stock, all of which were vested.

(4)	On February 22, 2011, Mr. Glauthier was granted a fully-vested stock award of 4,000 shares of our common stock, the grant date fair value of which was $74,800. As of December 31, 2011, the last day of fiscal 2011, Mr. Glauthier held options to purchase 23,784 shares of common stock, all of which were vested.

(5)	On February 22, 2011, Dr. Tierney was granted a fully-vested stock award of 4,000 shares of our common stock, the grant date fair value of which was $74,800. As of December 31, 2011, the last day of fiscal 2011, 3,334 shares of common stock subject to a restricted stock unit award granted to Dr. Tierney were unvested.

Non-Employee Director Compensation Policy

Our board of directors, upon the recommendation of our compensation committee, approved our amended and restated non-employee director compensation policy, or the amended director compensation policy, in May 2010. The amended director compensation policy, which is described below and which was in effect during fiscal 2011, establishes compensation to be paid to our non-employee directors in order to provide an inducement to obtain and retain the services of qualified persons to serve as members of our board of directors. The amended director compensation policy was applicable to all compensation, including equity compensation, paid to, or earned by, our non-employee directors in fiscal 2011 for their service as directors, including as members of the various committees of our board of directors.

The board of directors approved the amended director compensation policy in order to maintain non-employee director compensation amounts in line with approximately the 75th percentile of the market consensus and to attract and retain qualified directors. The specific consensus and accompanying analysis were prepared by our independent compensation consultant, Connell. Specifically, in February 2010, our compensation committee engaged Connell to conduct a review and analysis of our non-employee director compensation program, which we refer to as the 2010 Connell board report. In connection with this review, Connell provided a comprehensive report consisting of market data and analysis in making compensation recommendations with respect to our non-employee directors. Our compensation committee considered the 2010 Connell board report, which allowed the compensation committee to better understand where our non-employee directors’ compensation packages stood relative to other similarly situated directors in our 2010 compensation peer group, in order to make its non-employee director compensation recommendations to our board of directors in February 2011. In addition, pursuant to the amended director compensation policy, all equity awards made to our non-employee directors were made in accordance with the value transfer model as described above in the section titled “—Compensation Discussion and Analysis—Equity Grant Valuation Methodology.”

Pursuant to the amended director compensation policy in effect during fiscal 2011 and upon his or her initial appointment to our board of directors, each non-employee director who is not associated with our principal stockholders receives such number of shares of restricted stock, restricted stock units and/or a non-qualified stock option to purchase such number of shares of our common stock as determined by the compensation committee of the board of directors on the date of grant in accordance with the “value transfer” model, as further described in the section titled “—Compensation Discussion and Analysis—Equity Grant Valuation Methodology.” These restricted stock, units and/or options vest over a three-year period, at a rate of 8.33% per quarter. Any vested and unexercised stock options granted pursuant to the amended director compensation policy will terminate on the earlier of seven years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director’s death or disability. Any unvested restricted stock or restricted stock unit award granted pursuant to the amended director compensation policy will be immediately forfeited to the Company if the recipient ceases to serve as a director, except in the case of death or disability, in which event any restricted stock or restricted stock units that remain subject to forfeiture provisions that lapse periodically shall continue to vest to the extent of a pro rata portion of the restricted stock or restricted stock units subject to the grant through the date of the recipient’s death or disability as would have vested had such recipient not died or become disabled. The exercise price of any stock option granted pursuant to the amended director compensation policy is equal to the fair market value of our common stock on the date of grant.

Under the amended director compensation policy in effect during fiscal 2011, each non-employee director who is not associated with our principal stockholders will be compensated on an annual basis for providing services to us and will receive each year he or she is in office:

•

a fully vested stock award of our common stock as determined by the compensation committee on the date of grant in accordance with the “value transfer” model, as further described in the section titled “—Compensation Discussion and Analysis—Equity Grant Valuation Methodology;” and/or

•

a fully vested non-qualified stock option to purchase such number of shares of our common stock as determined by the compensation committee on the date of grant in accordance with the “value transfer” model, as further described in the section titled “—Compensation Discussion and Analysis—Equity Grant Valuation Methodology.” Each such stock option will terminate on the earlier of seven years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director’s death or disability. The exercise price of these options will be equal to the fair market value of our common stock on the date of grant;

•

a $30,000 annual cash retainer paid in quarterly installments, provided that if a non-employee director dies, resigns or is removed during any quarter, he or she shall be entitled to a cash payment on a pro rata basis through his or her last day of service; and

•	a fee of $1,000 for each board meeting attended in person and a fee of $500 for each board meeting attended by telephone or by other means of communication.

In addition, our lead independent director and the chairman and members of our audit, compensation, nominating and governance, and mergers and acquisitions committees who are not employees and not associated with our principal stockholders will receive annual fees payable in quarterly installments as follows:

Role	Annual Fees— Chairman ($)	Annual Fees— Other Members ($)
Audit Committee	20,000	10,000
Compensation Committee	15,000	7,500
Nominating and Governance Committee	10,000	5,000
Mergers and Acquisitions Committee	10,000	5,000

Role	Annual Fees ($)
Lead Independent Director	20,000

We have reimbursed and will continue to reimburse our non-employee directors who are not affiliated with our principal stockholders for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

In December 2011, our compensation committee engaged Connell again to conduct a review and analysis of our non-employee director compensation program, which we refer to as the 2011 Connell board report. In connection with this review, Connell provided a comprehensive report consisting of market data and analysis in making compensation recommendations with respect to our non-employee directors. Our compensation committee considered the 2011 Connell board report, which allowed the compensation committee to better understand where our non-employee directors’ compensation packages stood relative to other similarly situated directors in an updated compensation peer group, in order to make its non-employee director compensation recommendations to our board of directors in February 2012.

In addition, in February 2012, our board of directors, upon the recommendation of our compensation committee, approved our second amended and restated non-employee director compensation policy, or the second amended director compensation policy. Under the second amended director compensation policy, our non-employee directors now have the ability to elect to receive their annual retainer fees for serving as a member of our board of directors, any committee or as lead independent director in shares of our common stock, the grant date of such common stock to be the third business day after the date on which we announce our financial results for the fourth quarter and fiscal year ended December 31 of each year. Such annual retainer fees will also be payable in advance under the second amended director compensation policy, as opposed to quarterly in arrears under the amended director compensation policy in effect during fiscal 2011. Except as described in this paragraph, our second amended director compensation policy is the same as the amended director compensation policy in effect during fiscal 2011, as described above.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed our executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices, as well as program analysis, to identify risk and risk control related to the programs. We utilize a compensation structure consisting of base salary, performance-based bonus awards, equity awards and other benefits that are generally uniform in design and operation throughout the Company and with all levels of employees. Our compensation policies and practices are centrally designed and administered, and are substantially identical for all of our employees except for our sales personnel, who are paid primarily on a sales commission basis. In addition, our compensation policies are designed so that the compensation mix is not overly focused on either short-term or long-term incentives.

Our performance-based bonus awards are based on a balanced set of company-related metrics. These company-related metrics include our achievement of certain financial targets applicable to a certain fiscal year, as set by our board of directors. Performance-based bonus awards are paid, and in the case of equity awards, vest, only after the compensation committee has reviewed the financial results for the performance year. Our long-term incentives are primarily based on stock appreciation, which is determined by how the market values our common stock. We believe that the selection of three different types of long-term incentives (stock options, restricted stock units and restricted stock) helps to minimize the risk that officers will take actions that could cause harm to the corporation and its stockholders.

Our executive compensation policies and practices are overseen by the compensation committee, which is comprised of independent directors. Management discussed our risk assessment process regarding our compensation programs with the compensation committee and the full board of directors, which agreed with management’s conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

In making compensation decisions affecting our named executives, the compensation committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the compensation committee considers the requirements and the impact of Section 162(m) of the code, or Section 162(m), which generally disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the chief executive officer and certain other highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). The compensation committee is mindful of deductibility for tax purposes of the named executives’ compensation. However, we may from time to time pay compensation to our executive officers that may not be deductible.

In accordance with generally accepted accounting standards, stock-based compensation cost is measured at grant date, based on the estimated fair value of the awards, and is recognized as an expense ratably over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

COMPENSATION COMMITTEE REPORT(1)

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement and incorporated into our 2011 Form 10-K.

Members of the EnerNOC, Inc. Compensation Committee TJ Glauthier (Chair) Arthur W. Coviello, Jr. Richard Dieter

(1) The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s 2011 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF AUDIT COMMITTEE(2)

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is available in the “Investors” section of our website at www.enernoc.com. The audit committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2011, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management and Ernst & Young LLP;

•

Discussed with Ernst & Young LLP the matters required to be discussed with audit committees under generally accepted accounting standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and the Public Company Accounting Oversight Board rules and regulations, as currently in effect, relating to the conduct of the audit; and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Rule 3526 of the Public Company Accounting Oversight Board. The audit committee further discussed with Ernst & Young LLP its independence. The audit committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Members of the EnerNOC, Inc. Audit Committee Richard Dieter (Chair) Arthur W. Coviello, Jr. TJ Glauthier

(2) The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s 2011 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The audit committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2012. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2011. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2011 and December 31, 2010, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Category of Service	2011	2010
Audit fees(1)	$1,145,000	$860,000
Audit-related fees(2)	50,000	—
Tax fees(3)	270,000	194,000
All other fees(4)	5,000	5,000

Total	$1,470,000	$1,059,000

(1)	Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, review of our quarterly condensed consolidated financial statements, audit of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, statutory audits of our foreign subsidiaries, consultations on accounting matters directly related to the audit, and consents and assistance with, and review of, documents filed with the SEC.

(2)	Audit-related fees consist of fees for professional services provided in connection with the acquisitions that we completed in fiscal 2011.

(3)	Tax fees consist primarily of assistance in the preparation of federal and state income tax filings and consultation regarding ongoing tax matters.

(4)	All other fees relate to accessing Ernst & Young LLP’s accounting research and financial reporting disclosure software.

Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has considered whether Ernst & Young LLP is independent for the purposes of providing external audit services to the Company, and the audit committee has determined that it is.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment. If our stockholders ratify the selection of Ernst & Young LLP, the audit committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2012, if it concludes that such a change would be in the best interests of EnerNOC and our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights

Certain holders of five percent or more of our shares of common stock are entitled to registration rights as set forth in an agreement between us and the holders of these securities. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the following rights, excluding underwriting discounts and commissions, and fees and expenses of counsel to the registering security holders.

Demand Rights.    Subject to specified limitations, the holders of not less than 20% of these registrable securities may require that we register all or a portion of these registrable securities for sale under the Securities Act, if the anticipated gross receipts from the sale of such securities are at least $2.0 million. We may be required to effect up to two such registrations. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their shares of common stock in the registration.

Piggyback Rights.    If at any time we propose to register any of our equity securities under the Securities Act, other than in connection with (i) a registration relating solely to our stock option plans or other employee benefit plans or (ii) a registration relating solely to a business combination or merger involving the Company, the holders of these registrable securities are entitled to notice of such registration and are entitled to include their shares of common stock in the registration. Under certain circumstances, the underwriters, if any, may limit the number of shares included in any such registration.

Form S-3 Rights.    During any such time that we are eligible to file registration statements on Form S-3, subject to specified limitations, a holder of these registrable securities can require us to register all or a portion of its registrable securities on Form S-3, if the reasonably anticipated aggregate offering price of such securities is at least $500,000. We may not be required to effect more than two such registrations in any 12-month period. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their shares of common stock in the registration.

We have agreed to indemnify stockholders with these registration rights for liabilities related to the sale of securities pursuant to any registration statement that we file and any related prospectus.

Indemnification Arrangements

Under our certificate of incorporation, we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, provide for us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, any of our subsidiaries from time to time or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Employment Arrangements

In April 2007, we entered into an employment offer letter with Herbert Healy, who is the father of Timothy Healy, our chief executive officer and chairman of our board of directors. Mr. Healy currently serves as our senior director of regulatory affairs. Pursuant to his offer letter, Mr. Healy receives a bi-weekly salary of approximately $5,600 and is eligible to receive bonuses consisting of grants of options to purchase shares of our common stock and cash. Mr. Healy is entitled to participate in all employee benefit plans generally available to employees, including medical, dental, disability and life insurance plans and our 401(k) plan. From January 1, 2011 until the date of this proxy statement, we paid Mr. Healy an aggregate amount equal to $233,205.

In October 2008, we entered into an employment offer letter with Pete Gitlin, who is the father-in-law of Gregg Dixon, our senior vice president of marketing and sales. Mr. Gitlin currently serves as our business development manager. Pursuant to his offer letter, Mr. Gitlin receives a bi-weekly salary of approximately $2,900 and is eligible to receive commission payments in accordance with our sales commission policy. Mr. Gitlin is entitled to participate in all employee benefit plans generally available to employees, including medical, dental, disability and life insurance plans and our 401(k) plan. From January 1, 2011 until the date of this proxy statement, we paid Mr. Gitlin an aggregate amount equal to $197,204.

Policy for Approval of Related Person Transactions

Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. The audit committee charter states that no related person transaction will be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

OTHER MATTERS

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2013, stockholder proposals must be received no later than December 28, 2012. To be considered for presentation at the 2013 annual meeting of stockholders, although not included in the proxy statement, proposals must be received no earlier than February 11, 2013 and no later than March 12, 2013; provided, however, that in the event that the date of the 2013 annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals that are not received in a timely manner will not be voted on at the 2013 annual meeting of stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary, EnerNOC, Inc., 101 Federal Street, Suite 1100, Boston, MA 02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2011 were met.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card or voter instruction form; or

•	going to http://investor.enernoc.com/annual-proxy.cfm and following the instructions provided.

HOUSEHOLDING OF PROXY MATERIALS

Under applicable SEC rules, we or your broker may send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-278-4353, and a set of disclosure documents will be promptly delivered.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another EnerNOC stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your EnerNOC shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by calling them at 1-800-278-4353 or writing them at Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

•

If a broker or other nominee holds your EnerNOC shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Samuels Secretary

Boston, Massachusetts

April 26, 2012

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE (OR VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE). A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

ANNUAL MEETING OF STOCKHOLDERS OF

EnerNOC, Inc.

June 6, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://investor.enernoc.com/annual-proxy.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect two members to the board of directors to serve as Class II directors, for a three-year term expiring in 2015.						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: Richard Dieter TJ Glauthier		2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

				3.	To transact such other business that is properly presented at the annual meeting and any adjournment or postponement thereof.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE This proxy is solicited on behalf of the Board of Directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

					I/We will attend the annual meeting.		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

EnerNOC, Inc.

June 6, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://investor.enernoc.com/annual-proxy.cfm

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. To elect two members to the board of directors to serve as Class II directors, for a three-year term expiring in 2015.						FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
NOMINEES: Richard Dieter TJ Glauthier
☐ ☐ ☐	FOR All NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)
				3.	To transact such other business that is properly presented at the annual meeting and any adjournment or postponement thereof.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE This proxy is solicited on behalf of the Board of Directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

					I/We will attend the annual meeting.			☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

                     ¢

Proxy for Annual Meeting of Stockholders

June 6, 2012

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Timothy G. Healy and David M. Samuels together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EnerNOC, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EnerNOC, Inc. (the “Annual Meeting”) to be held on Wednesday, June 6, 2012, at 2:00 p.m., local time, at the Company’s corporate offices, located at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 26, 2012, a copy of which has been received by the undersigned. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Directions to the Annual Meeting location are available at the Company’s website at www.enernoc.com. The Company’s website and the information contained therein are not incorporated into this Proxy.

(Continued and to be signed on the reverse side.)

¢	¢